                                     EXHIBIT 2.1
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                          AMERICAN CONSUMER PRODUCTS, INC.,

                               ACPI REAL ESTATE, INC.,

                                      PMI, INC.

                                   VISTA 2000, INC.

                                               as Sellers

                                and

                              AXXESS TECHNOLOGIES, INC.

                                               as Buyer



                            ______________________________

                               ASSET PURCHASE AGREEMENT
                            ______________________________





                             ___________________________

                              Dated as of June 30, 1997
                             ___________________________



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                                  TABLE OF CONTENTS
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RECITALS.......................................................................  1

SECTION 1. DEFINITIONS.........................................................  1

SECTION 2. PURCHASE AND SALE OF THE PURCHASED PROPERTY.........................  9
     2.1.  Transfer of Assets..................................................  9
     2.2.  Sale at Closing Date................................................ 11
     2.3.  Subsequent Documentation............................................ 11
     2.4.  Assumed Liabilities and Excluded Liabilities........................ 12
     2.5.  Warren Pet Division................................................. 13

SECTION 3. PURCHASE PRICE...................................................... 13
     3.1.  Purchase Price...................................................... 13
     3.2.  Payment of Purchase Price........................................... 13
     3.3.  Adjustments to Purchase Price....................................... 13

SECTION 4. CLOSING............................................................. 15

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE SELLERS....................... 15
     5.1.  Corporate Organization.............................................. 15
     5.2.  Qualification to Do Business........................................ 16
     5.3.  Authorization and Validity of Agreement............................. 16
     5.4.  No Conflict or Violation............................................ 16
     5.5.  Consents and Approvals.............................................. 16
     5.6.  Financial Statements................................................ 16
     5.7.  Absence of Certain Changes or Events................................ 17
     5.8.  Tax Matters......................................................... 18
     5.9.  Real Property....................................................... 19
     5.10. Equipment and Machinery............................................. 21
     5.11. Intellectual Property............................................... 21
     5.12. Licenses, Permits and Governmental Approvals........................ 23
     5.13. Compliance with Law; Licenses....................................... 23
     5.14. Litigation.......................................................... 23
     5.15. Contracts........................................................... 24
     5.16. Receivables......................................................... 25
     5.17. Employee Plans...................................................... 25
     5.18. Customers and Suppliers............................................. 26
     5.19. Insurance........................................................... 26
     5.20. Transactions with Directors, Officers and Affiliates................ 26
     5.21. Labor Matters....................................................... 26
     5.22. Environmental Matters............................................... 27
     5.23. Ownership of Purchased Property by Vista and its Affiliates......... 28
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     5.24. Survival............................................................ 28

SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE BUYER......................... 28
     6.1.  Corporate Organization.............................................. 28
     6.2.  Qualification to Do Business........................................ 28
     6.3.  Authorization and Validity of Agreement............................. 29
     6.4.  No Conflict or Violation............................................ 29
     6.5.  Approvals and Consents.............................................. 29
     6.6.  Financing........................................................... 29

SECTION 7. COVENANTS OF THE SELLERS............................................ 29
     7.1.  Conduct of Business Before the Closing Date......................... 29
     7.2.  Consents and Approvals.............................................. 31
     7.3.  Access to Properties and Records.................................... 31
     7.4.  Negotiations........................................................ 32
     7.5.  Further Assurances.................................................. 32
     7.6.  Best Efforts........................................................ 32
     7.7.  Covenant Not To Compete............................................. 32
     7.8.  Non-Solicitation of Employees....................................... 33
     7.9.  Notice to the Buyer................................................. 33
     7.10.  Bulk Sales Compliance.............................................. 33
     7.11.  Assignment of Contracts and Warranties............................. 33
     7.12.  Surveys............................................................ 34
     7.13.  Title Affidavits................................................... 34
     7.14.  Change of Name..................................................... 34
     7.15.  Review of Contracts................................................ 34

SECTION 8. COVENANTS OF THE BUYER.............................................. 35
     8.1.  Actions Before Closing Date......................................... 35
     8.2.  Consents and Approvals.............................................. 35
     8.3.  Best Efforts........................................................ 35
     8.4.  Covenant Not To Compete............................................. 35
     8.5.  Non-Solicitation of Employees....................................... 36
     8.6.  Notice of Breach.................................................... 36
     8.7.  Environmental Studies............................................... 36
     8.8.  Confidential Information............................................ 37

SECTION 9. EMPLOYEES AND EMPLOYEE PLANS........................................ 37
     9.1.  Offers of Employment................................................ 37
     9.2.  Employee Benefits................................................... 37
     9.3.  Rights.............................................................. 39
     9.4.  Collective Bargaining............................................... 39

SECTION 10. TAXES.............................................................. 39
     10.1.  Allocation of Purchase Price and Purchase Price Allocation Forms... 39
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     10.2.  Indemnification Payments........................................... 40
     10.3.  Proration of Personal Property Taxes............................... 40

SECTION 11. INDEMNIFICATION AND ARBITRATION.................................... 40
     11.1.  Indemnification by the Sellers..................................... 40
     11.2.  Procedures for Indemnification by the Sellers...................... 41
     11.3.  Indemnification by the Buyer....................................... 42
     11.4.  Procedures for Indemnification by the Buyer........................ 42
     11.5.  Successors and Assigns............................................. 43
     11.6.  Arbitration........................................................ 43

SECTION 12. CONDITIONS TO OBLIGATIONS OF THE SELLERS........................... 45
     12.1.  Representations and Warranties of the Buyer........................ 45
     12.2.  Performance of the Obligations of the Buyer........................ 45
     12.3.  Consents and Approvals............................................. 45
     12.4.  No Violation of Orders............................................. 46
     12.5.  Opinion of Counsel................................................. 46
     12.6.  Servicing Agreement; Lock Box Agreement; L/C Procedures Agreement.. 46
     12.7.  Buyer Closing Documents............................................ 46

SECTION 13. CONDITIONS TO THE OBLIGATIONS OF THE BUYER......................... 47
     13.1.  Representations and Warranties of the Sellers...................... 47
     13.2.  Performance of the Obligations of the Sellers...................... 47
     13.3.  Consents and Approvals............................................. 47
     13.4.  No Violation of Orders............................................. 47
     13.5.  [Reserved]......................................................... 47
     13.6.  Opinions of Counsel................................................ 47
     13.7.  Servicing Agreement; Lock Box Agreement; L/C Procedures Agreement.. 47
     13.8.  Letters of Credit.................................................. 47
     13.9.  State Taxes........................................................ 47
     13.10. Agreements Not to Compete.......................................... 48
     13.11. Fleet Facility Liens............................................... 48
     13.12. Sellers Closing Items.............................................. 48
     13.13. Survey............................................................. 49
     13.14. Legal Matters...................................................... 49

SECTION 14. TERMINATION........................................................ 49
     14.1.  Conditions of Termination.......................................... 49
     14.2.  Effect of Termination.............................................. 49

SECTION 15. MISCELLANEOUS...................................................... 49
     15.1.  Confidentiality.................................................... 49
     15.2.  Successors and Assigns............................................. 50
     15.3.  Governing Law; Jurisdiction........................................ 50
     15.4.  Expenses........................................................... 50
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     15.5.  Survival of Covenants and Agreements............................... 51
     15.6.  Broker's and Finder's Fees......................................... 51
     15.7.  Severability....................................................... 51
     15.8.  Notices............................................................ 51
     15.9.  Amendments; Waivers................................................ 52
     15.10. Public Announcements............................................... 52
     15.11. Entire Agreement................................................... 52
     15.12. Parties in Interest................................................ 52
     15.13. Scheduled Disclosures.............................................. 53
     15.14. Section and Paragraph Headings..................................... 53
     15.15. Counterparts....................................................... 53

EXHIBITS:
Exhibit A   -- L/C Procedures Agreement
Exhibit B   -- Lock Box Agreement
Exhibit C   -- Servicing Agreement
Exhibit D   -- Opinion of Willkie Farr & Gallagher
Exhibit E-1 -- Opinion of Robert E. Altenbach, Esq.
Exhibit E-2 -- Opinion of Weil, Gotshal & Manges LLP

INDEX TO SCHEDULES:
5.2 Qualification
5.5 Consents, Waivers, Authorizations and Approvals of Sellers
5.6 Financial Statements
5.7 Material Changes or Events
5.8 Tax Matter Exceptions
5.9 Real Property Related Matters
5.10     Equipment and Machinery
5.11     Intellectual Property
5.12     Licenses, Permits and Governmental Approvals
5.13     Exceptions to Compliance with Law
5.14     Litigation
5.15     Contracts
5.17     Employee Plans; ERISA Funding Matters
5.18     Customers, Suppliers and Competitors
5.20     Transactions with Directors, Officers and Affiliates
5.21     Employment and Labor Agreements; Exceptions to Compliance with Employment Laws
5.22     Environmental Matters
6.5 Consents, Waivers, Authorizations and Approvals of Buyer
7.1 Separation of Warren Pet Division
9.2 Sellers' Severance Plan
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


                               ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT, dated as of June 30, 1997 by and among AMERICAN CONSUMER PRODUCTS, INC., a Delaware corporation (the "Company"), ACPI REAL ESTATE, INC., a Delaware corporation ("REAL ESTATE CO."), PMI, INC., a Minnesota corporation, formerly known as Product Merchandisers, Inc. ("PMI") and VISTA 2000, INC., a Delaware corporation ("VISTA" and, together with the Company, Real Estate Co. and PMI, the "sELLERS"), and AXXESS TECHNOLOGIES, INC., a Delaware corporation (the "BUYER").

                                 W I T N E S S E T H:

         WHEREAS, the Company, Real Estate Co. and PMI are engaged in the business of the manufacture, distribution and sale of keys, key accessories, key making/copying machines, letters, numbers, signs, knives, WESSEL hardware products and snow shovels; and

         WHEREAS, the Buyer desires to purchase substantially all of the assets of the Companies from the Sellers, other than any assets relating to the Warren Pet division of the Company, and the Sellers desire to sell such assets to the Buyer, in each case upon the terms and subject to the conditions set forth in the Transaction Documents;

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

         SECTION 1.  DEFINITIONS.

         As used in this Agreement (including the recitals and Schedules hereto), the following terms shall have the following meanings (such meanings to be applicable equally to both singular and plural forms of the terms defined):

         "ACCOUNTS RECEIVABLE" shall mean all accounts and notes receivable of any of the Companies existing on the Closing Date, other than those (i) relating to or derived from the Company's Warren Pet Division or (ii) inter-company accounts receivable;

         "ACTUAL KNOWLEDGE" shall mean the conscious awareness of a fact or other matter, (i) with respect to the Sellers, by any of Larry G. Kerr, Sharon Hughes or Glen Pirie and (ii) with respect to the Buyer, by any of Stephen W. Miller, Bradley M. Lines or Stephen E. Poludniak;

         "AFFILIATE" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person;

         "ALLOCATION STATEMENT" shall have the meaning set forth in Section
10.1 hereof;

         "ASSIGNED CONTRACTS" shall mean the rights of any of the Sellers, as the case may be, under the Contracts;

         "ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.4(a) hereof;

         "BALANCE SHEET REPORT" shall have the meaning set forth in Section 3.3(b) hereof;

         "BANK PRIME LOAN" shall have the meaning set forth in Section 11.6(g) hereof;

         "BUSINESS" shall mean the business activities and operations of any of the Companies, relating to the service of fasteners, the manufacture, distribution and sale of keys, key making/copying machines, letters, numbers, signs, knives, WESSEL hardware products and snow shovels; PROVIDED, that Business shall not mean any business activities or operations of the Companies relating to the Warren Pet division of the Company;

         "BUSINESS DAY" shall mean days other than Saturdays, Sundays and other legal holidays or days on which the principal office of Citibank, N.A. is closed;

         "BUYER" shall have the meaning set forth in the Preamble hereto;

         "BUYER EVENTS OF BREACH" shall have the meaning set forth in Section
11.3 hereof;

         "BUYER INDEMNITEES" shall have the meaning set forth in Section 11.1 hereof;

         "BUYER LOSSES" shall have the meaning set forth in Section 11.1 hereof;

         "BUYER REQUIRED CONSENTS" shall have the meaning set forth in Section 6.5;

         "BUYER'S ARBITRATOR" shall have the meaning set forth in Section 11.6(c) hereof;

         "CBA" shall have the meaning set forth in Section 9.4 hereof;

         "CLOSING" shall have the meaning set forth in Section 4 hereof;

         "CLOSING BALANCE SHEET" shall have the meaning set forth in Section 3.3(b) hereof;

         "CLOSING CASH PORTION" shall have the meaning set forth in Section 3.3(c) hereof;

         "CLOSING DATE" shall have the meaning set forth in Section 4;

         "CLOSING PURCHASE PRICE" shall have the meaning set forth in Section 3.3(c) hereof;

         "CLOSING TOTAL ASSETS VALUE" shall have the meaning set forth in
Section 3.3(b) hereof;

         "COMPANY" shall have the meaning set forth in the Preamble hereto;

         "COMPANIES" shall mean the Company, Real Estate Co. and PMI;

         "CODE" shall mean the Internal Revenue Code of 1986, as amended;

         "CONFIDENTIALITY AGREEMENT" shall mean that certain confidentiality agreement, dated March 10, 1997, between the Buyer and the Company;

         "CONTRACTS" shall mean, collectively, Purchase Orders, Sales Orders and Other Contracts;

         "DISPUTES" shall have the meaning set forth in Section 11.6(a) hereof;

         "DISPUTING PERSON" shall have the meaning set forth in Section 11.6(b) hereof;

         "DECEMBER BALANCE SHEET" shall have the meaning set forth in Section
5.6 hereof;

         "DOCUMENTS OF RECORD" shall mean the copies of all documents referred to in the Title Commitments;

         "EMPLOYMENT AND LABOR AGREEMENTS" shall have the meaning set forth in
Section 5.21(a) hereof;

         "ENVIRONMENTAL COSTS" shall have the meaning set forth in Section 8.7 hereof;

         "ENVIRONMENTAL LAWS" shall have the meaning set forth in Section 5.22 hereof;

         "EQUIPMENT AND MACHINERY" shall mean (i) all the equipment, machinery, furniture, fixtures and improvements, supplies and vehicles used in the Business and owned or leased by any of the Companies on the Closing Date (including, without limitation, all such items as set forth on the December Balance Sheet with additions thereto (net of dispositions) in the ordinary course of business), (ii) all the replacements for any of the foregoing owned or leased by any of the Companies, (iii) any rights of any of the Companies to the warranties (to the extent assignable) and licenses received from manufacturers and sellers of the aforesaid items and (iv) any related claims, credits, rights of recovery and set-off with respect thereto;

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

         "ERISA AFFILIATE" shall have the meaning set forth in Section 5.17(b) hereof;

         "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.1(b) hereof;

         "EXCLUDED LIABILITIES" shall have the meaning set forth in Section 2.4(b) hereof;

         "FILES AND RECORDS" shall mean all files and records, whether in hard copy or magnetic format, of any of the Sellers specifically relating to the Business or the Purchased Property, including, without limitation, the following types of files and records specifically relating to the Business: Intellectual Property records and files, customer and supplier files, equipment maintenance records, equipment warranty information, plant plans, specifications and drawings, trade secrets and customer specifications and all files relating to Transferred Employees, correspondence with federal, state and local governmental agencies relating to the operation of the Business and related files and records of any of the Companies;

         "FINAL DETERMINATION" shall have the meaning set forth in Section 11.6(e) hereof;

         "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.6 hereof;

         "FLEET FACILITY" shall mean the secured credit facility of the Company provided by Fleet Capital Corporation;

         "GAAP" shall mean United States generally accepted accounting principles as in effect on the date on which the document or calculation to which it refers relates, applied on a consistent basis throughout the periods covered thereby;

         "GAINED BUSINESS" shall mean since May 8, 1997, incremental business from an existing customer or business from a new customer, which has either been placed with the Companies or for which the Companies have received notice to be placed with the Companies; PROVIDED, HOWEVER, that the Gained Business shall not include any business from such customer that is lost by the Buyer or an Affiliate of the Buyer, whether or not disclosed by any party hereto;

         "GOVERNMENT" shall mean any agency, division, subdivision, audit group or procuring office of the Government of the United States, any state of the United States, any county or municipality of any state of the United States or any foreign government, including the employees or agents thereof;

         "HAZARDOUS MATERIALS" shall have the meaning set forth in Section 5.22 hereto;

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

         "INDEPENDENT ACCOUNTING FIRM" shall have the meaning set forth in
Section 3.3(b) hereto;

         "INTANGIBLE ASSETS" shall mean all intangible personal property rights, including, without limitation, all rights on the part of any of the Companies to proceeds of any insurance policies and all claims on the part of any of the Companies for recoupment, reimbursement and coverage under any insurance policies, in each case in connection with the Business and all goodwill of the Sellers relating to the Business;

         "INTELLECTUAL PROPERTY" shall have the meaning set forth in Section
5.11 hereof;

         "INVENTORY" shall mean (i) all the finished goods, raw materials, work in progress and inventoriable supplies of the Business owned by any of the Companies on the Closing Date (including, without limitation, all such items as set forth on the December Balance Sheet with additions thereto (net of dispositions) in the ordinary course of business) specifically for use in the operations of the Business and (ii) any and all rights of any of the Companies to the warranties received from its suppliers with respect to such inventory (to the extent assignable) and related claims, credits, rights of recovery and set-off with respect thereto;

         "L/C PROCEDURES AGREEMENT" shall mean that certain L/C Procedures Agreement, dated as of the date hereof between the Sellers and the Buyer with respect to the procedures for the establishment, maintenance and renewal of the Letters of Credit in the form attached hereto as Exhibit A;

         "LEASED PROPERTY" shall have the meaning set forth in Section 5.9(b) hereof;

         "LETTERS OF CREDIT" shall have the meaning ascribed to that term in the L/C Procedures Agreement, the form of which is attached hereto as Exhibit A;

         "LICENSES" shall have the meaning set forth in Section 5.11(d) hereof;

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or conditional sale agreement;

         "LISTED EMPLOYEE" shall have the meaning set forth in Section 9.1 hereof;

         "LOCK BOX ACCOUNTS" shall mean those certain lock box accounts (i) maintained by PMI and designated by the address P.O. Box 74562, Chicago, IL 60690 and (ii) maintained by the Company and designated by P.O. Box 73524, Cleveland, OH 44193-0888 and P.O. Box 931877, Cleveland, OH 44193-0888, and each relating to the Business;

         "LOCK BOX CASH" shall mean the cash balance of the Lock Box Accounts as of the close of Business on the Business Day preceding the Closing Date.

         "LOCK BOX AGREEMENT" shall mean that Lock Box Sharing Agreement, dated as of the Closing Date, among the parties hereto relating to that certain lock box account maintained by the American Consumer Products, Inc. and designated by the address P.O. Box 931095, Cleveland, OH 44193-0888 relating to the Business and outlining the parties agreement with respect to the maintenance of such account for the period after the Closing Date, in the form attached hereto as Exhibit B.

         "LOST BUSINESS" shall mean since May 8, 1997, business of a customer of the Companies that is lost, or as to which notice to the Companies has been given that such business will be lost; PROVIDED, HOWEVER, that Lost Business shall not include any business of such customer that is gained by the Buyer or an Affiliate of the Buyer, whether or not disclosed by any party hereto;

         "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in the business, operations, assets, properties, financial condition or customers of the Business taken as a whole; PROVIDED, HOWEVER, that for purposes of determining whether or not a Material Adverse Change has occurred as a result of the loss of customers on the business, operations, assets, properties, financial condition or customers shall only be determined with reference to Lost Business (as defined herein) and the amount of Lost Business will be offset by the amount of Gained Business;

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, operations, assets, properties, financial condition or customers of the Business taken as a whole; provided, however, that for purposes of determining whether or not a Material Adverse Effect has occurred as a result of the loss of customers on the business, operations, assets, properties, financial condition or customers shall only be determined with reference to Lost Business (as defined herein) and the amount of Lost Business will be offset by the amount of Gained Business;

         "MATERIAL CONTRACT" shall have the meaning set forth in Section 5.15(b) hereof;

         "MULTIEMPLOYER PENSION PLAN" shall have the meaning set forth in Section (3)(37) of ERISA;

         "NLRB" shall have the meaning set forth in Section 5.21(b) hereof;

         "NONMATERIAL CONTRACTS" shall have the meaning set forth in Section 2.4(a)(ii) hereof;

         "NOTICE OF ARBITRATION" shall have the meaning set forth in Section 11.6(b) hereof;

         "OBSOLETE INVENTORY" shall mean Inventory which, at the Closing Date, was not usable or saleable in the lawful and ordinary course of business of the Business as now conducted, because of: legal restrictions; failure to meet specifications; loss of market; damage; physical deterioration; or for any other cause;

         "OTHER CONTRACTS" shall mean all Equipment and Machinery leases, and all indentures, loan agreements, security agreements, and all other contracts, commitments, partnership or joint venture agreements, license agreements, service contracts, employment, commission, and consulting agreements, suretyship contracts, letters of credit, reimbursement agreements, contracts or commitments limiting or restraining any of the Companies with respect to the Business from engaging or competing in any lines of business or with any person, firm or corporation, documents granting the power of attorney with respect to the affairs of any of the Companies, agreements not made in the ordinary course of business of the Business, options to purchase any assets or property rights of the Business, working capital maintenance or other form of guaranty agreements, and all other agreements to which any of the Companies are a party and which are related to the operation of the Business, but excluding Real Property Leases, Purchase Orders, Sales Orders and Plans;

         "OWNED REAL PROPERTY" shall have the meaning set forth in Section 5.9(a) hereof and include all improvements, fixtures and all other appurtenances thereto and rights in respect thereof;

         "PERMITS" shall have the meaning set forth in Section 5.12 hereof;

         "PERMITTED LIENS" shall mean (i) statutory liens for current taxes, assessments or other governmental charges not yet delinquent or due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings; PROVIDED, that an appropriate reserve is established therefor in accordance with GAAP, (ii) mechanics', carriers', workers', repairers' and similar liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered, (iii) zoning, entitlement and other land use regulations provided that such regulations have not been violated and
(iv) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of any of the Purchased Property subject thereto or affected thereby.

         "PERSON" shall mean and include any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, any other unincorporated organization or Government;

         "PLANS" shall have the meaning set forth in Section 5.17(a) hereof;

         "PMI" shall have the meaning set forth in the Preamble hereto;

         "PRELIMINARY CLOSING BALANCE SHEET" shall have the meaning set forth in Section 3.3(a) hereof;

         "PRELIMINARY CASH PORTION" shall have the meaning set forth in Section 3.3(a) hereof;

         "PRELIMINARY PURCHASE PRICE" shall have the meaning set forth in
Section 3.3(a) hereof;

         "PRELIMINARY TOTAL ASSETS VALUE" shall have the meaning set forth in
Section 3.3(a) hereof;

         "PURCHASE ORDERS" shall mean all the Companies' outstanding purchase orders, contracts or other commitments to suppliers of goods and services for materials, supplies or other items used in the Business;

         "PURCHASE PRICE" shall have the meaning set forth in Section 3.1 hereof;

         "PURCHASED PROPERTY" shall have the meaning set forth in Section 2.1(a) hereof;

         "PROCEEDING" shall have the meaning set forth in Section 11.2 hereof;

         "REAL ESTATE CO." shall have the meaning set forth in the Preamble hereto;

         "REAL PROPERTY LEASES" shall have the meaning set forth in Section 5.9(b) hereof;

         "REQUIRED CONSENTS" shall have the meaning set forth in Section 5.5 hereof;

         "RESTRICTED PERIOD" shall have the meaning set forth in Section 7.7(a) hereof;

         "SALES ORDERS" shall mean all the Companies' sales orders, contracts or other commitments to purchasers of goods and services of the Business;

         "SELLER INDEMNITEES" shall have the meaning set forth in Section 11.3 hereof;

         "SELLER LOSSES" shall have the meaning set forth in Section 11.3 hereof;

         "SELLERS" shall have the meaning set forth in the Preamble hereto;

         "SELLERS' ARBITRATOR" shall have the meaning set forth in Section 11.6(c) hereof;

         "SELLERS' EVENT OF BREACH" shall have the meaning set forth in Section
11.1 hereof;

         "SERVICING AGREEMENT" shall mean the Transitional Services and Facilities Agreement between the Buyer, Vista and the Company, in the form attached hereto as Exhibit C;

         "SURPLUS INVENTORY" shall mean Inventory that, at the Closing Date is the amount of Inventory that is in excess of the amount of Inventory that would constitute 12 months of supply based upon the prior year's historical rate of sales of the Business; PROVIDED, that Surplus Inventory shall only be calculated with regard to any products which have been introduced more than twelve (12) months prior to the date of the Closing Balance Sheet;

         "SURVEYS" shall have the meaning set forth in Section 7.12 hereof;

         "TAXES" shall mean all federal, state, local or foreign taxes, including, but not limited to, income, gross income, gross receipts, capital, production, excise, employment, sales, use, transfer, transfer gain, ad valorem, premium, profits, license, capital stock, franchise, severance, stamp, withholding, Social Security, employment, unemployment, disability, worker's compensation, payroll, utility, windfall profit, custom duties, personal property, real property, environmental, registration, alternative or add-on minimum, estimated and other taxes, governmental fees or like charges of any kind whatsoever, including any interest, penalties or additions thereto whether disputed or not;

         "TAX RETURNS" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any governmental body in connection with the determination, assessment, collection or administration of any Taxes.

         "TITLE COMMITMENT" shall mean that certain title insurance commitment, effective as of June 2, 1997 and bearing Title # 1350H21359, issued by the Title Insurance Company;

         "TITLE INSURANCE COMPANY" shall mean First American Title Insurance Company;

         "TOTAL ASSETS VALUE" shall mean the value of all assets included in the Purchased Property, to the extent each is properly set forth on the Preliminary Closing Balance Sheet or Closing Balance Sheet, as applicable, determined in accordance with GAAP and the methodology utilized to derive the balance sheet contained in SCHEDULE 5.6(b) and SCHEDULE 5.6(c);

         "TRANSACTION DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Servicing Agreement, the Lock Box Agreement, the L/C Procedures Agreement, the exhibits and schedules hereto, and all other agreements, instruments, certificates and other documents to be entered into or delivered by any party in connection with the transactions contemplated to be consummated pursuant to any of the foregoing;

         "TRANSFERRED EMPLOYEES" shall have the meaning set forth in Section
9.1 hereof;

         "UNION" shall have the meaning set forth in Section 9.4 hereof;

         "VISTA" shall have the meaning set forth in the Preamble hereto; "WARN" shall have the meaning set forth in Section 9.1(b) hereof.

         SECTION  2.  PURCHASE AND SALE OF THE PURCHASED PROPERTY.

         SECTION  2.1  TRANSFER OF ASSETS.

          (a) Subject to the terms and conditions herein set forth, the Companies shall sell, convey, transfer, assign and deliver to the Buyer, free and clear of any Lien other than, with respect to Owned Real Property, Liens set forth on the Title Commitment (other than Liens listed as numbers 10, 11, 12 and 13 on SCHEDULE B (Section II thereof) and statutory liens for current taxes, assessments or other governmental charges not yet delinquent or due and payable, and the Buyer shall purchase and accept from the Companies, on the Closing Date, all right, title and interest of the Companies in and to all of the Companies' assets, properties, rights and business, tangible and intangible, of every type and description, wherever located, used or employed in connection with the Business as they exist or shall exist on the Closing Date (all of such assets, properties, rights and business being hereinafter collectively referred to as the "PURCHASED PROPERTY"), including without limitation:

          (i) the Accounts Receivable, Assigned Contracts, Equipment and Machinery, Files and Records, Intangible Assets, Intellectual Property, Inventory, Licenses, Owned Real Property, Permits, Real Property Leases and any prepaid expenses and other assets of the Business on the Closing Date (including, without limitation, all such items as are set forth on the December Balance Sheet with additions thereto (net of dispositions) in the ordinary course of business) and including all the tangible and intangible assets of the Companies used in the Business and related thereto;

          (ii) all databases, software, software programs, object codes, source codes, systems documentation and user manuals used in connection with the Business, and all proprietary information, trade secrets, research records, test information, market surveys, marketing know-how, inventions, processes and procedures owned or licensed to the Companies and used in connection with the Business;

          (iii) all of the Companies' claims, refunds, causes of action, choses in action, rights of recovery and rights of setoff of any kind relating to the Business;

          (iv) the right to receive and retain mail, Accounts Receivable payments and other communications relating to the Business;

          (v) the right to bill and receive payment for products shipped or delivered and services performed but unbilled or unpaid as of the Closing;

          (vi) all lists, records and other information pertaining to accounts, personnel and referral sources, all lists and records pertaining to suppliers and customers; and all books, ledgers, files, business records, legal files and legal records of every kind; whether evidenced in writing, electronically (including, without limitation, by computer) or otherwise;

          (vii) all advertising, marketing and promotional materials, studies, reports and all other printed or written materials;

          (viii) to the extent transferable, all telephone numbers (e.g., toll free numbers), fax numbers, Internet addresses and similar numbers or addresses;

          (ix)  the legal names "American Consumer Products, Inc." and "PMI,
    Inc.";

          (x)  the Lock Box Accounts, including the Lock Box Cash; and

         (xi) all other assets, properties, and rights of every kind used primarily in the Business, on the Closing Date, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.

          (b) Notwithstanding anything herein to the contrary, the Purchased Property shall not include the following assets (the "EXCLUDED ASSETS"):

          (i) any cash and cash equivalent items, including without limitation, checking accounts, bank accounts, certificates of deposit, time deposits and securities of the Sellers on or prior to the Closing Date, but excluding the Lock Box Cash;

          (ii) any minute books, Tax Returns, or other corporate documents (other than those relating to the Business) of the Sellers;

         (iii)     tax refunds;

         (iv) all of the outstanding shares of capital stock of all subsidiaries of the Company (including, without limitation, Boss Manufacturing Company and its subsidiaries);

         (v) all assets of the Warren Pet division of the Company and all assets of Boss Manufacturing Company;

         (vi) the life insurance policies covering Stephen Cole and Richard Bern (including the cash surrender value thereof); and

         (vii) insurance policies of the Business and claims related thereto, except to the extent provided for in the balance sheet included in
    SCHEDULE 5.6(d).

         SECTION 2.2. SALE AT CLOSING DATE. The sale, transfer, assignment and delivery by the Sellers of the Purchased Property to the Buyer, as herein provided, shall be effected on the Closing Date by deeds, bills of sale, endorsements, assignments and other instruments of transfer and conveyance reasonably satisfactory in form and substance to counsel for the Buyer and the Sellers.

         SECTION 2.3. SUBSEQUENT DOCUMENTATION. The Sellers shall, at any time and from time to time after the Closing Date, upon the request of the Buyer and at the reasonable expense of the Sellers, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further deeds, assignments, transfers and conveyances as may be reasonably required for the assigning, transferring, granting, conveying and confirming to the Buyer or its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any or all of the Purchased Property.
The Sellers hereby constitute and appoint, effective as of the Closing Date, the Buyer, its successors and assigns as the true and lawful attorney of the Sellers with full power of substitution in the name of the Buyer or in the name of the Sellers but for the benefit of the Buyer (a) to collect for the account of the Buyer all Accounts Receivable and any other item of Purchased Property and (b) to institute and prosecute all proceedings which the Buyer may in its discretion deem proper in order to collect the Accounts Receivable or to assert or enforce any right, title or interest in, to or under the Purchased Property and to defend or compromise (subject to Section 11 hereof, if applicable) any and all actions, suits or proceedings in respect of any of the Purchased Property. The Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

         SECTION 2.4.  ASSUMED LIABILITIES AND EXCLUDED LIABILITIES.

         (a) ASSUMPTION OF LIABILITIES. As additional consideration for the Purchased Property, from and after the Closing, the Buyer shall assume and the Buyer hereby agrees to pay, perform and discharge when due (collectively, the "ASSUMED LIABILITIES"):

         (i) all current liabilities (other than Taxes and other than current liabilities of the Warren Pet division of the Company) of the Companies (a) to the extent set forth on the face of the December Balance Sheet (rather than in any notes thereto) or (b) incurred in the ordinary course of business since the December Balance Sheet;

         (ii) (A) all obligations of the Companies arising pursuant to the terms of Contracts listed as being assumed by the Buyer on SCHEDULE 5.15 hereof (subject to Section 7.15 and other than liabilities relating to any breach or default of any Contract prior to the Closing Date), (B) any Contract that requires payments by the Buyer of less than or equal to $25,000 or that is terminable without penalty or payment on not more than 30 days prior notice ("NONMATERIAL CONTRACTS") and (C) purchase and sales orders of short duration and in the ordinary course of business.

         (iii) all obligations of the Buyer arising out of the conduct of the Business after the Closing Date.

         (b) EXCLUDED LIABILITIES. Anything in this Agreement to the contrary notwithstanding, the Sellers shall be responsible for all of the liabilities and obligations not hereby expressly assumed by Buyer and Buyer shall not assume, or in any way be liable or responsible for, any liabilities or obligations of the Sellers except as specifically provided by this Section 2.4 (the "EXCLUDED LIABILITIES"). Without limiting the generality of the foregoing, Buyer shall not assume any of the following:

         (i) any liability or obligation under Contracts or other agreements to which any of the Sellers is a party or by or to which any of them or any of their assets, properties or rights are bound or subject which are not reflected on SCHEDULE 5.15, other than Nonmaterial Contracts;

         (ii) any liability or obligation arising out of (A) except as otherwise specifically provided in this Agreement, the conduct of the Business prior to the Closing Date or (B) except as specifically set forth in Section 9 of this Agreement, the employment by the Sellers of any employees, whether before or after the Closing Date and whether or not such employees become Transferred Employees;

         (iii) any liability or obligation of the Companies owing to any stockholder, subsidiary or Affiliate thereof;

         (iv) any liabilities related to (A) federal, state or local income taxes of any kind whatsoever of any of the Sellers, (B) all Taxes attributable to periods ending on or prior to the Closing Date, and (C) Taxes of any other Person pursuant to an agreement or otherwise;

         (v) any liabilities arising under Environmental Laws attributable to or incurred as a result of any acts, omissions, or conditions first occurring or in existence as of or prior to the Closing Date, including, but not limited to, liabilities for the release, handling, discharge treatment, storage, disposal, arrangement for the disposal or presence of Hazardous Materials first occurring on or in existence as of or prior to the Closing Date;

         (vi)  any liability for Taxes imposed on any of the Sellers; and

         (vii) any liability or obligation of any of the Sellers under any Plan.

         Section 2.5. WARREN PET DIVISION. Notwithstanding any other provision of this Agreement to the contrary, the Purchased Property and the Assumed Liabilities shall not include any assets or liabilities relating to the business of the Warren Pet division of the Company, and that all such assets and liabilities shall be deemed to be Excluded Assets or Excluded Liabilities, respectively, for all purposes of this Agreement.

         SECTION  3.  PURCHASE PRICE.

         SECTION 3.1. PURCHASE PRICE. Upon the terms and subject to the conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein, the aggregate purchase price for the sale and transfer of the Purchased Property to be delivered at Closing by the Buyer to the Sellers shall be $28,300,442 (the "Purchase Price") and shall consist of (i) the Preliminary Cash Portion (as defined below) in cash, which is subject to adjustment as provided in Section
3.3 hereof and (ii) the assumption by the Buyer of the Assumed Liabilities. In addition, the Buyer shall deliver at Closing to the Sellers the Lock Box Cash.

         SECTION 3.2. PAYMENT OF PURCHASE PRICE. On the Closing Date, the Buyer shall (i) pay the Preliminary Cash Portion by wire transfer of immediately available funds to an account designated in writing by the Company at least two
(2) Business Days prior to the Closing Date and (ii) execute and deliver to the Sellers an instrument of assumption of liabilities with respect to the Assumed Liabilities.

         SECTION 3.3. ADJUSTMENTS TO PURCHASE PRICE. The Purchase Price shall be subject to adjustment as follows:

         (a) CLOSING DATE ADJUSTMENT. At the Closing, the Purchase Price will be adjusted on a dollar for dollar basis as set forth in this Section 3.3. The preliminary closing balance sheet shall be prepared by the Sellers, in consultation with representatives of the Buyer, not more than three (3) Business Days before the Closing Date, and shall consist of the most recent monthly balance sheet of the Company, adjusted to be the most recent monthly balance sheet of the Business, with such adjustments to be made in a manner that is consistent with the adjustments set forth on SCHEDULE 5.6(b) and SCHEDULE 5.6(c) hereof (the "PRELIMINARY CLOSING BALANCE SHEET") and shall set forth the Total Assets
Value (the "PRELIMINARY TOTAL ASSETS VALUE") as of such date. If the Preliminary Total Assets Value is less than $27,766,312, the Purchase Price shall be decreased by the amount of such deficiency, and if the Preliminary Total Assets Value exceeds $27,766,312, the Purchase Price shall be increased by the amount of such excess (the result of such calculation being, in either case being referred to as, the "PRELIMINARY PURCHASE PRICE"). The amount of the Cash Portion at Closing (the "PRELIMINARY CASH PORTION") shall be determined by subtracting the Assumed Liabilities on the Preliminary Closing Balance Sheet from the Preliminary Purchase Price.

         (b) POST-CLOSING DETERMINATION. Within sixty (60) days after the Closing Date, the Buyer shall prepare a balance sheet of the Business as of the open of business on the Closing Date (the "CLOSING BALANCE SHEET") and will prepare and deliver to the Sellers a computation of Total Assets Value as of the open of business on the Closing Date (the "CLOSING TOTAL ASSETS VALUE"). The Closing Balance Sheet shall be prepared by the Buyer, in consultation with representatives of the Sellers, in a manner that is consistent with the adjustments set forth on SCHEDULE 5.6(b) and SCHEDULE 5.6(c) hereof. During the period of any dispute with respect to the application of this Section 3.3, the Buyer shall provide the Sellers full access to the books, records, facilities and employees of the Business, and shall cooperate with the Sellers to the extent reasonably requested by the Sellers to investigate the basis for such dispute. Not later than forty-five (45) calendar days after receipt of the Closing Balance Sheet, the Sellers shall provide the Buyer with a list of those items, if any, to which the Sellers take exception and the Sellers' proposed adjustment (the "BALANCE SHEET REPORT"). If the Sellers fail to deliver to the Buyer the Balance Sheet Report within forty-five (45) calendar days following receipt of the Closing Balance Sheet, the Sellers shall be deemed to have accepted the Closing Balance Sheet for the purposes of any Purchase Price adjustment under Section 3.3(c) hereof. If the Buyer does not give the Sellers notice of objections within thirty (30) calendar days following receipt of the Balance Sheet Report, the Buyer shall be deemed to have accepted the Balance Sheet Report for the purposes of any Purchase Price adjustment under Section 3.3(c) hereof. If the Buyer gives the Sellers notice of objections to the Balance Sheet Report, and if the Buyer and the Sellers are unable, within fifteen (15) calendar days after receipt by the Sellers of the notice by the Buyer of objections, to resolve the disputed exceptions, such disputed exceptions will be referred to a firm of independent certified public accountants ("INDEPENDENT ACCOUNTING FIRM") mutually acceptable to the Buyer and the Sellers. The Independent Accounting Firm shall, within sixty (60) days following its selection, deliver to the Buyer and the Sellers a written report determining such disputed exceptions, and its determinations will be conclusive and binding upon the parties thereto for the purposes of any Purchase Price adjustment under Section 3.3(c) hereof. The fees and disbursements of the Independent Accounting Firm acting under this Section shall be shared equally by the Buyer and the Sellers. The written report of the Independent Accounting Firm or any written agreement of the Buyer and the Sellers pursuant to this
Section 3.3(c) shall be referred to as the "Working Capital Final Determination" for purposes of the L/C Agreement.

         (c) PURCHASE PRICE ADJUSTMENT. If, within three (3) calendar days following the preparation or computation and final determination, pursuant to
Section 3.3(b) hereof, of the Closing Balance Sheet, and based upon such final determination, the Closing Total Assets Value exceeds the Preliminary Total Assets Value, the Preliminary Purchase Price shall be increased by the amount of such excess, and if the Closing Total Assets Value is less than the Preliminary Total Assets Value, the Preliminary Purchase Price shall be decreased by the amount of such deficiency (the result of such calculation being, in either case, referred to as the "CLOSING PURCHASE PRICE"). The amount of cash paid upon determination of the purchase price adjustment described in this Section 3.3(c) (the "CLOSING CASH PORTION") shall be determined by subtracting the Assumed Liabilities on the Closing Balance Sheet from the Closing Purchase Price. If the Closing Cash Portion is greater than the Preliminary Cash Portion, the Buyer shall pay to the Sellers an amount equal to such surplus. If the Closing Cash Portion is less than the Preliminary Cash Portion, the Sellers shall pay to the Buyer an amount equal to such deficiency. Any such payment shall be made by wire transfer of immediately available funds.

         (d) VALUATION OF INVENTORY. Notwithstanding any other provision of this Agreement to the contrary, for purposes of preparing the Closing Balance Sheet and the Closing Total Assets Value, the Buyer and the Sellers acknowledge and agree that the value of the Inventory shall be the result of the gross value of the Inventory (prior to the application of any reserves) minus the value of the sum of any (i) Obsolete Inventory and (ii) Surplus Inventory.

         (e) LETTERS OF CREDIT. On the Closing Date, the Sellers shall deliver to the Buyer the Letters of Credit, the procedures for the drawing against which are set forth in the L/C Procedures Agreement.

         SECTION 4. CLOSING. The closing of the sale and purchase of the Purchased Property (the "CLOSING") shall take place at the offices of Willkie Farr & Gallagher at One Citicorp Center, 153 East 53rd Street, New York, New York 10022, no later than five (5) Business Days after satisfaction or waiver of all conditions to Closing set forth in this Agreement, or at such other place and time as may be mutually agreed to by the parties hereto (the "CLOSING DATE").

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers hereby, jointly and severally, represent and warrant to the Buyer as follows:

         SECTION 5.1. CORPORATE ORGANIZATION. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation, and has all requisite corporate power and authority to own their respective properties and assets and to conduct their businesses as now conducted. Copies of the Certificate or Articles of Incorporation and By-laws (or equivalent documents) of the Company, Real Estate Co. and PMI, with all amendments thereto to the date hereof, have been furnished to the Buyer or its representatives, and such copies are accurate and complete as of the date hereof. Product Merchandisers, Inc. is the former corporate name of PMI.

         SECTION 5.2. QUALIFICATION TO DO BUSINESS. Each of the Companies is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.
SCHEDULE 5.2 sets forth all jurisdictions in which the Companies are qualified to do business.

         SECTION 5.3. AUTHORIZATION AND VALIDITY OF AGREEMENT. The Sellers have all requisite corporate power and authority to enter into the Transaction Documents and to carry out their respective obligations thereunder. The execution and delivery of Transaction Documents and the performance of the Sellers' obligations thereunder have been duly authorized by all necessary corporate action by the Board of Directors and stockholders of each Seller, and no other corporate proceedings on the part of each Seller are necessary to authorize such execution, delivery and performance. The Transaction Documents have been duly executed by the Sellers and constitute their valid and binding obligations, enforceable against each of them in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights generally and except for the limitations imposed by general principles of equity.

         SECTION 5.4. NO CONFLICT OR VIOLATION. The execution, delivery and performance by each of the Sellers of the Transaction Documents do not and will not violate or conflict with any provision of the Certificate or Articles of Incorporation or By-laws (or equivalent documents) of any of the Sellers and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority binding on any of the Sellers, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument material to the Business, nor will result in the creation or imposition of any Lien upon any of the Purchased Property, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, Permits, authorizations or approvals referred to in Sections 5.12 or
5.13 hereof.

         SECTION 5.5. CONSENTS AND APPROVALS. SCHEDULE 5.5 sets forth a true and complete list of each material consent, waiver, authorization or approval of any governmental or regulatory authority, or of any other Person, and each material declaration to or filing or registration with any such governmental or regulatory authority (collectively, the "REQUIRED CONSENTS"), that is required in connection with the execution and delivery of the Transaction Documents by the Sellers or the performance by the Sellers of their obligations thereunder.

         SECTION 5.6. FINANCIAL STATEMENTS. SCHEDULE 5.6(a) presents the audited consolidated balance sheet of the Company and its subsidiaries as of December 28, 1996 and the audited related statements of income, retained earnings and changes in cash flows for the period ended December 28, 1996.
SCHEDULE 5.6(b) presents the consolidating balance sheet of the Company as of December 28, 1996, and the consolidating income statement of the Company for the period ended December 28, 1996. SCHEDULE 5.6(c) presents the balance sheet of the Business as of December 28, 1996 (the "DECEMBER BALANCE SHEET"), and demonstrates the methodology used to derive the balance sheet of the Business from the column labeled "Subtotal" from the balance sheet included in
SCHEDULE 5.6(b).  SCHEDULE 5.6(d) presents the balance sheet of the

Business as of March 29, 1997. The financial statements in Schedules 5.6(a), 5.6(b), 5.6(c) and 5.6(d) are collectively referred to herein as the "FINANCIAL STATEMENTS." The Financial Statements, including, where applicable, the schedules and notes thereto, and in the case of SCHEDULE 5.6(d), subject to customary year-end adjustments, (i) were prepared in accordance with GAAP, (ii) present fairly the financial condition of the Company and its subsidiaries, the Company, or the Business, as the case may be, and (iii) are complete, correct and in accordance with the books of account and records of the Company. The financial statements in SCHEDULE 5.6(a) are audited, and an audit opinion from the Seller's accountants is provided with regard thereto. The financial statements provided in SCHEDULE 5.6(b) are audited and an audit opinion from the Seller's accountants is provided with regard thereto, with the exception that the consolidating information presented in SCHEDULE 5.6(b) is presented for purposes of additional analysis and is not a required part of the basic financial statements. The consolidating information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in the opinion of the Seller's accountants is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

         SECTION 5.7.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

         (a) Except as set forth in SCHEDULE 5.7 or reflected in SCHEDULE 5.6(d), since December 28, 1996, there has not been:

         (i)  any Material Adverse Change;

         (ii) any material loss, damage, destruction or other casualty to the Purchased Property (whether or not insurance awards have been received or guaranteed); or

         (iii) any change in any method of accounting or accounting practice, used in the preparation of the Financial Statements, of any of the Companies.

         (b) Since December 28, 1996, the Sellers have operated the Business in the ordinary course of business and consistent with past practice and, except as set forth in SCHEDULE 5.7 hereto, have not with respect to the Business:

         (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) relating to the operations of any of the Companies except in the ordinary course of business consistent with past practice;

         (ii) failed to discharge or satisfy any Lien or pay or satisfy any obligation or liability arising from the operation of the Business, other than Permitted Liens;

         (iii) mortgaged, pledged or subjected to any Lien any of the Purchased Property, except for Permitted Liens;

         (iv) sold or transferred any of the assets of the Business material to the Business or canceled any debts or claims or waived any rights material to the Business, except in the ordinary course of business consistent with past practice;

         (v) disposed of any patents, trademarks or copyrights or any patent, trademark, or copyright applications used in or relating to the operations of the Business;

         (vi) defaulted on any material obligation relating to the operations of the Business;

         (vii) entered into any transaction material to the Business, except in the ordinary course of business consistent with past practice;

         (viii) granted any increase in the compensation or benefits of employees of the Business other than increases in accordance with past practice not exceeding 5% or entered into any employment or severance agreement or arrangement with any of them;

         (ix)  made any capital expenditure as of the date indicated on
    Schedule 5.7 (ix) in excess of $50,000, or additions to property, plant and equipment used in the operations of the Business other than ordinary repairs and maintenance;

         (x) separated any employee from employment either temporarily or permanently, except for cause;

         (xi) incurred any obligation or liability for the payment of severance benefits; or

         (xii) entered into any agreement or made any commitment to do any of the foregoing.

         SECTION 5.8. TAX MATTERS. Except as set forth in SCHEDULE 5.8, all Tax Returns required to be filed before the Closing Date in respect of the Companies have been (or will have been by the Closing Date) filed, and the Sellers have (or will have by the Closing Date) paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such returns and have (or will have by the Closing
Date) adequately reserved for the payment of all Taxes with respect to periods ended on or before the Closing Date for which tax returns have not yet been filed. All Taxes of the Sellers have been paid or adequately provided for and the Sellers do not have Actual Knowledge of any proposed additional tax assessment against them. In addition, (i) Sellers have withheld and paid all Taxes required to be withheld with respect to amounts paid or owing to any employee, creditor, independent contractor or other third party, (ii) none of the Purchased Property is subject to any Lien, and (iii) none of the Purchased Property is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

         SECTION 5.9.  REAL PROPERTY.

         (a) OWNED REAL PROPERTY. SCHEDULE 5.9(a) lists all real property owned by any of the Companies and used or occupied in connection with the Business (the "OWNED REAL PROPERTY"). The Companies', as the case may be, title to the Owned Real Property and improvements thereon is as set forth in the Title Commitment, subject only to the title exceptions specified therein. None of the Owned Real Property is subject to any right or option of any other person, firm, corporation or other entity to purchase or otherwise obtain title to such property. No Person other than the Companies has any right to use, occupy or lease all or any portion of the Owned Real Property. The real property comprising the Owned Real Property is designated as a separate tax lot.

         (b) LEASE OBLIGATIONS. SCHEDULE 5.9(b) contains a list of all leases, licenses, permits, subleases, and occupancy agreements, together with any amendments thereto (the "REAL PROPERTY LEASES"), with respect to (i) all real property leased by the Companies (whether as lessor or lessee and including those in the names of nominees or other entities) and used or occupied in connection with the Business (the "LEASED PROPERTY"), and (ii) all real property constituting part of the Purchased Assets and leased or subleased by the Companies, as lessor or sublessor, to third parties. Except as identified on SCHEDULE 5.9(b) true, complete and accurate copies of the Real Property Leases have been delivered to the Buyer, and each of such Real Property Leases is in full force and effect without modification or amendment from the form delivered. No option has been exercised by any Company under any of such Real Property Leases, except options whose exercise has been evidenced by a written document, a true, complete and accurate copy of which has been delivered to the Buyer with the corresponding Real Property Lease (and Sellers have received no written notice from, and have no Actual Knowledge of, any other party exercising any such options). Except as identified on SCHEDULE 5.9(b), the transfer of the Real Property Leases to the Buyer does not require the consent or approval of the other party to the Real Property Lease (or required consent has been obtained). None of the Companies nor, to Sellers' Actual Knowledge, any of the other parties to the Real Property Leases, is in material default under any of the Real Property Leases, and no material amount due under the Real Property Leases remains unpaid, no material controversy, claim, dispute or disagreement exists between the parties to the Real Property Leases, and to Sellers' Actual Knowledge no event has occurred which with the passage of time or giving of notice, or both would constitute a material default thereunder.

         (c) RESTRICTIVE COVENANTS. The covenants, easements or rights-of-way affecting the Owned Real Property do not with respect to each Owned Real Property materially impair the Companies', as the case may be, ability to use any such Owned Real Property in the operation of the Business as presently conducted. The Companies, as the case may be, have access to public roads, streets or the like or valid easements over private streets, roads or other private property for such ingress to and egress from the Owned Real Property, except as would not materially impair the Companies', as the case may be, ability to use any such Owned Real Property in the operation of the Business as presently conducted.

         (d) TITLE COMMITMENT. Buyer has received Documents of Record for all of the Owned Real Property. Without limiting the rights of the Title Insurance Company with respect to any affidavits and indemnities executed by Sellers at Closing, the title insurance policy or policies issued to the Buyer for the Owned Real Property shall be conclusive evidence of good title to the portion of the Owned Real Property as therein shown as to all matters insured by the policy, subject only to the exceptions as therein stated.

         (e) ZONING. Except as set forth on SCHEDULE 5.9(e) or as disclosed on the Surveys to be delivered pursuant to Section 7.12: (i) Sellers have not received any written notice and have no Actual Knowledge of any violation of any applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits or other requirements (including, without limitation, the American With Disabilities Act) in respect of the Owned Real Property or Leased Property, which has not been heretofore remedied; (ii) Sellers have not received any written notice and have no Actual Knowledge that any operations on or uses of the Owned Real Property or Leased Property constitute non-conforming uses under any applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits or other requirements; and (iii) Sellers have no Actual Knowledge of and have not received any written notice of any pending or contemplated rezoning proceeding affecting the Owned Real Property or Leased Property.

         (f) INSURANCE NOTICES. Except as set forth in SCHEDULE 5.9(f), the Sellers have received no written notice from any insurance carrier, and have no Actual Knowledge of, any defects or inadequacies in the Owned Real Property or Leased Property, which, if not corrected, would result in termination of the insurance coverage therefor or an increase in the cost thereof.

         (g)  EMINENT DOMAIN.

         (i) Except as set forth on SCHEDULE 5.9(g), there is no pending or, to the Sellers' Actual Knowledge, threatened: (A) condemnation of any part of the Owned Real Property by any governmental authority; (B) special assessment against any part of the Owned Real Property; or (C) litigation against the Sellers for breach of any restrictive covenant affecting any part of the Owned Real Property.

         (ii) Except as set forth on SCHEDULE 5.9(g), to the Sellers' Actual Knowledge there is no pending or threatened: (A) condemnation of any part of the Leased Property by any governmental authority; (B) special assessment against any part of the Leased Property; or (C) litigation against the Sellers for breach of any restrictive covenant affecting any part of the Leased Property.

         (h) UTILITIES. The Sellers have not received any written notice from any utility company or municipality of, and have no Actual Knowledge of, any fact or condition which could result in the discontinuation of presently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services for the Owned Real Property or Leased Property. To Seller's Actual Knowledge, the Owned Real Property has adequate rights of access to public ways and all water, sewer, sanitary sewer and storm drain facilities and community services.

         (i) FOREIGN INVESTMENTS. None of the Sellers is a "foreign person" within the meaning of Section 1445(f) of the Code.

         (j) NO COMMISSIONS. All brokerage commissions and other compensation and fees incurred by Sellers and payable by reason of the Leases or the Owned Real Property, have been paid in full or are reflected in the December Balance Sheet, except for such commissions and other compensation related to options or extensions in the Real Property Leases which are not yet exercised.

         SECTION 5.10. EQUIPMENT AND MACHINERY. Schedule 5.10 sets forth a complete and correct list and brief description of each item of Equipment and Machinery having an original purchase cost or aggregate lease cost exceeding $50,000. Except as set forth in SCHEDULE 5.10, the Companies have good title, free and clear of all title defects, objections and Liens (other than Permitted Liens), to the Equipment and Machinery reflected on the balance sheet contained in SCHEDULE 5.6(d), except for sales and dispositions in the ordinary course of business since the date of such balance sheet. None of the title defects, objections or Liens (if any) listed in SCHEDULE 5.10 adversely affects the value of any of the items of Equipment and Machinery or interferes in a material respect with its use in the conduct of the Business. Except as set forth in
SCHEDULE 5.10, the Companies hold good and transferable leaseholds in all of the Equipment and Machinery leased by it, in each case under valid and enforceable leases. None of the Companies is in default with respect to any material item of Equipment and Machinery purported to be leased by it, and no event has occurred that constitutes or with due notice or lapse of time or both may constitute a material default under any lease thereof. The Equipment and Machinery is sufficient and adequate to carry on the Business as presently conducted and all material items thereof are in good operating condition and repair, ordinary wear and tear excepted.

         SECTION 5.11.  INTELLECTUAL PROPERTY.

         (a) "INTELLECTUAL PROPERTY" shall mean all of the following that are owned or used in the operations of the Business or relating to the Purchased
Property: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business or product goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith, including without limitation, the tradenames COLE, COLOR PLUS and WESSEL (hereinafter collectively the "TRADEMARKS"); (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology and computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, including without limitation any of the foregoing rights relating to any proprietary key identification and duplication machines of any of the Sellers or any employee of any of the Sellers (hereinafter collectively the "PATENTS"); (iii) trade secrets, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof (hereinafter collectively the "TRADE SECRETS"); (iv) copyrights in writings, designs, mask works or other works, and registrations or applications for registration of copyrights in any jurisdiction (hereinafter collectively the "COPYRIGHTS"); (v) Internet Web sites, domain names and registrations or applications for registration thereof (hereinafter collectively, the "WEB SITES"; (vi) licenses, immunities, covenants not to sue and the like relating to any of the foregoing;
(vii) books and records describing or used in connection with any of the foregoing (hereinafter collectively the "BOOKS"); and (viii) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing
(hereinafter collectively the "CLAIMS").

         (b) SCHEDULE 5.11(b) sets forth a complete and accurate list of the Intellectual Property, the jurisdictions in which the Intellectual Property has been registered or patented or in which an application for such registration or patent has been filed, and any licenses, sublicenses and other agreements in which any of the Companies grants a license to any other Person to use the Intellectual Property.

         (c) The Companies are the sole and exclusive owners of all right, title and interest in the Trademarks, Trade Secrets, Copyrights, Web Sites, Books and Claims in the United States, and their rights thereon are free and clear of all liens, claims and encumbrances (including, without limitation, liens, claims and encumbrances by current or former employees of any of the Sellers and independent contractors or consultants retained by any of the Sellers in connection with the design or development of any of the Intellectual Property). The Trademarks, Trade Secrets and Copyrights are valid, unexpired and enforceable and all renewal fees and other maintenance fees which have fallen due on or prior to the effective date of this Agreement have been paid. The use of Trademarks, Trade Secrets, Copyrights and Web Sites in connection with the Business does not infringe any rights of any Person in the United States with respect to the Business as currently operated. The validity and enforceability of the Intellectual property and the registration thereof has not been impaired or otherwise affected adversely as a result of the consummation of the transactions contemplated by this Agreement. No former or present employees, officers or directors of the Sellers and independent contractors or consultants retained by any of the Sellers hold any right, title or interest directly or indirectly, in whole or in part, in or to any Intellectual Property.

         (d) LICENSES. Except as disclosed on SCHEDULE 5.11(d), none of the Sellers or any Affiliate of them has licensed to, or been granted by, any third party any right to use or exploit any of the Intellectual Property in any jurisdiction. All rights in any of the Intellectual Property granted to, and granted by, third parties are or have been set forth in written and executed contracts that, to the Actual Knowledge of Sellers have not been breached by said third parties. SCHEDULE 5.11(d) sets forth each agreement, contract or license under which the Companies have licensed, or been licensed, any rights in any of the Intellectual Property to another Person (such agreements, contracts or licenses and those referred to in clause (i) of Section 5.11(b) hereof, being referred to collectively as the "LICENSES").

         (e) CLAIMS. Except as set forth on SCHEDULE 5.11(d), no claims are pending, or, to the Actual Knowledge of Sellers, threatened, against or by the Companies by or against any Person with respect to the Companies' or the Companies' licensees' use of any Intellectual Property or otherwise challenging or questioning the validity or effectiveness of any such Intellectual Property except for any such claims that individually, or in the aggregate, have not had, and would not be reasonably expected to have, a Material Adverse Effect. Except as set forth on SCHEDULE 5.11(d), no claims are pending, or, to the Actual Knowledge of the Sellers, threatened, by or against the Companies or the Companies licensees against or by any Person in which such Person alleges that any activities or conduct of the Business infringes upon the intellectual property rights of any Person or that any product packaging design infringes upon a proprietary packaging design of any Person, except for any such claims that individually, or in the aggregate, have not had, and would not be reasonably expected to have, a Material Adverse Effect.

         SECTION 5.12.  LICENSES, PERMITS AND GOVERNMENTAL APPROVALS.  SCHEDULE
5.12 sets forth a true and complete list of all licenses, permits, franchises, authorizations and approvals issued or granted to the Sellers with respect to the Business by the Government, any state or local government, any foreign national or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "PERMITS"), and all pending applications therefor. Such list contains a summary description of each such item and, where applicable, specifies the expiration date and the current status thereof. Each Permit has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the Sellers' Actual Knowledge, threatened administrative or judicial proceeding to revoke, cancel or declare such Permit invalid in any respect. Except as set forth in SCHEDULE 5.12, no Permit will in any way be materially impaired, or terminate or lapse by reason of, the transactions contemplated by the Transaction Documents.

         SECTION 5.13.  COMPLIANCE WITH LAW; LICENSES.  Except as set forth in
SCHEDULE 5.13, and except for certain matters concerning Environmental Laws (which are discussed in Section 5.22 hereof), the operations of the Business have been conducted in all material respects in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over any of the Companies and their respective assets, properties and operations, including, without limitation, those relating to health and safety. Except as set forth in
SCHEDULE 5.13, none of the Sellers has received written notice of and has no Actual Knowledge of, any violation of any such law, regulation, order or other legal requirement, and none of the Companies is in material default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the Business.

         SECTION 5.14. LITIGATION. Except as set forth in SCHEDULE 5.14, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the Actual Knowledge of the Sellers, threatened, before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against any of the Companies or any of their respective officers, directors, employees, agents or Affiliates involving, affecting or relating to
(i) the Business that have a reasonable likelihood of success and that, if successful, would result in a liability of more than $50,000 or that seeks injunctive relief or (ii) the transactions contemplated by the Transaction Documents. SCHEDULE 5.14 sets forth a list and a summary description of all such pending actions, suits, proceedings, disputes or investigations. Neither the Business nor the Purchased Property is subject to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, that directly affects the Business or the Purchased Property, or would interfere with the transactions contemplated by the Transaction Documents.

         SECTION 5.15.  CONTRACTS.

         (a) Other than this Agreement or as described on SCHEDULE 5.15, none of the Companies is a party to any written or oral:

         (i) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation (other than any payroll practices and leave policies as described in the Companies' employee handbooks) to employees of the Business or any other employee benefit, welfare or stock plan or arrangement, or severance agreement relating to such employees which is not listed on the SCHEDULE 5.17(a), or any contract or agreement with any labor union which is not listed on SCHEDULE 5.21(a);

         (ii) contract for the employment or engagement as an independent contractor for the Business of any Person on a full-time, part-time, consulting or other basis;

         (iii) contract pursuant to which the Companies have advanced or loaned funds or agreed to advance or loan funds, to any other Person in relation to the Business;

         (iv) contract or indenture relating to any indebtedness or the mortgaging, pledging or otherwise placing a Lien on any of the Purchased Property;

         (v) contract pursuant to which the Companies are the lessor of, or permit any third party (other than employees or independent sales representatives) to hold or operate, any real or personal property (with a value of $50,000 or more) owned by the Companies or of which the Companies are a lessee;

         (vi) contract or agreement with respect to services rendered or goods sold or leased to or from others, other than any customer purchase order accepted in the ordinary course of business and in accordance with the Seller's past practice, but only if such customer purchase order (A) requires delivery before the date that is six months after the Closing Date and (B) involves a sale price of less than $50,000;

         (vii) contract prohibiting the Companies from freely engaging in any business anywhere in the world;

         (viii) independent sales representative or distributorship agreement with respect to the Business;

         (ix) contract, whether or not in writing, with, to the Sellers' Actual Knowledge, (A) a customer that has purchased products or services with a value of $500,000 or more during the most recent fiscal year, which calls for reductions in prices or increases in allowances in the future, independent of changes in outside circumstances, (B) customers of the business generally, which calls for reductions in prices or increases in allowances in the future, independent of changes in outside circumstances, or (C) a supplier that has supplied products or services with a value of $500,000 or more during the most recent

                                     -24-\
    fiscal year, which calls for increases in prices or decreases in allowances in the future, independent of changes in outside circumstances; PROVIDED, HOWEVER, that this Section 5.15(a)(ix) specifically does not apply to escalators already agreed to or which are based on changes in raw material costs or similar factors; or

         (x) any other contract which is material to the Business or involves a consideration in excess of $50,000.

         (b) With respect to each contract that is listed on SCHEDULE 5.15 (the "MATERIAL CONTRACTS"), that is a lease of personal property, the Companies hold a valid and existing leasehold interest under such lease for the term set forth with respect to such lease on SCHEDULE 5.15.

         (c) Each Material Contract is valid, binding and enforceable against the Companies party thereto, and to the Actual Knowledge of the Sellers, the other parties thereto, in accordance with its terms, and in full force and effect on the date hereof. The Companies have performed all material obligations required to be performed by them to date under, and are not in material default or delinquent in performance, status or any other respect (claimed or actual) in connection with, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the Actual Knowledge of the Sellers, no other party to any Material Contract is in material default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The Sellers have delivered to the Buyer or its representatives true and complete originals or copies of all the Material Contracts.

         SECTION 5.16. RECEIVABLES. All customer accounts receivable of the Business, whether reflected on the December Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business, subject to customary reserves therefor. The Accounts Receivable of the Business are reflected on the Financial Statements and in the books and records of the Companies in accordance with GAAP applied on a basis consistent with past practice.

         SECTION 5.17.  EMPLOYEE PLANS.

         (a) SCHEDULE 5.17(a) lists all employee benefit plans, including Multiemployer Plans, whether or not covered by ERISA and whether or not maintained pursuant to collective bargaining agreements, and any executive compensation arrangement, change in control agreement, vacation pay plan and severance pay plan or arrangement, maintained or contributed to by any Seller for the benefit of any current or former employee who performed services for the Business (the "PLANS"). The Sellers have delivered to the Buyer complete and accurate copies of each of the Plans or a summary plan description thereof. The Buyer assumes no liability or obligation with respect to, and receives no right or interest in, any of such Plans.

         (b) Except as set forth on SCHEDULE 5.17(b), neither the Company nor any member of the Company's "controlled group" (within the meaning of Section 4971(e)(2)(B) of the Code) that includes the Company (hereinafter referred to as an "ERISA AFFILIATE") has, with respect to any "employee benefit plan," as that term is defined in Section
3(2) of ERISA, ever within the six (6) years preceding the Closing Date maintained or contributed to any such Plan that is subject to Section 412 of the Code or Title IV of ERISA. Neither the Company nor any ERISA Affiliate which was the employer of any Listed Employee has maintained any "employee benefit plan," as that term is defined in Section 3(2) of ERISA, which provides medical benefits after termination of employment, other than as may be required under Part 6 of Title I of ERISA or Section 4980B of the Code.

         SECTION 5.18. CUSTOMERS AND SUPPLIERS. SCHEDULE 5.18 sets forth a complete and correct list of (a) all customers whose purchases exceeded two percent (2%) of the aggregate net sales of the Business during fiscal year 1996, and (b) the suppliers by dollar volume of the Business and the aggregate dollar volume of purchases by the Business from such suppliers for such periods.
Except as set forth in SCHEDULE 5.18, as of the date of this Agreement no such customers and no material suppliers have terminated or adversely changed significantly, or to the Actual Knowledge of the Sellers, informed or given notice of its intent to terminate or adversely change significantly its relationship with the Business.

         SECTION 5.19. INSURANCE. None of the Sellers is in material default under any provisions of any policy of insurance insuring the Business and the Purchased Property nor has received notice of cancellation of any such insurance. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

         SECTION 5.20. TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES. Except as set forth on SCHEDULE 5.20, (a) since January 1, 1997, other than transactions upon arms-length terms and conditions, there have been no transactions between any of the Companies and any director, officer, stockholder or other Affiliate of any of the Companies, (b) during the past three years none of the officers or directors of any of the Companies, or any spouse or relative of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of any of the Companies or has competed with or been engaged in any business of the kind being conducted by the Business, other than upon arms-length terms and conditions.

         SECTION 5.21.  LABOR MATTERS.

         (a) Except as set forth in SCHEDULE 5.21(a): (i) none of the Companies is a party to any outstanding employment or consulting agreements or change in control or other contracts with officers or employees of the Business that are not terminable at will without payment of compensation beyond what is owed for services performed through the date of termination, or that require the payment of any bonus or commission; (ii) none of the Companies is a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees of the Business (other than as required by law); (iii) none of the Companies is a party to any collective bargaining agreement or other labor union contract applicable to employees of the Business nor, within the last three years have there been any organizational activities with respect to the employees of the Business not covered by a collective bargaining agreement nor does any of the Sellers have Actual Knowledge of any pending or threatened activities or proceedings of any labor union to organize any such employees. The Sellers have furnished to the Buyer complete and correct copies of all such agreements, collective bargaining agreements, ancillary memoranda of understanding or other written materials relating to the construction or interpretation of any collective bargaining agreement, personnel manuals, employee handbooks and all agreements set forth on SCHEDULE 5.21(a) ("EMPLOYMENT AND LABOR AGREEMENTS"). None of the Companies has breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement, and there are no grievances outstanding thereunder. The prior negotiating history regarding Article 13, Section 2 of the CBA (as defined in Section 9.4) does not supersede the Company's rights under such section.

         (b) Except as set forth in SCHEDULE 5.21(b): (i) the Companies are in material compliance with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB") or, to Sellers' Actual Knowledge, threatened, against any Seller, brought by or on behalf of any of the Sellers' current or former employees or any current or former collective bargaining representative of any current or former employees of any Seller; (iii) there is no labor strike, slowdown, work stoppage or lockout, pending or, to the Actual Knowledge of the Sellers, threatened against or affecting the Business, and none of the Companies has experienced any strike, slow down or work stoppage, lockout or other collective labor action since December 1, 1994; (iv) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Business; (v) there are no charges with respect to or relating to any of the Companies or the Business pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices and (vi) none of the Sellers has received any notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of any of the Companies and no such investigation is in progress.

         SECTION 5.22. ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 5.22, or in the Phase I environmental assessment referred to in Section 8.7, the Companies have obtained, maintained in effect and are in compliance with all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("ENVIRONMENTAL LAWS") and are in compliance with all Environmental Laws. None of the Companies has performed or suffered any act which could give rise to, or has otherwise incurred, material liability to any Person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. or any other Environmental Laws, nor have the Sellers received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of such Act or any analogous state or local statute, rule or regulation to any governmental agency with respect to any of its assets. No hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law, "HAZARDOUS MATERIALS") has been released, placed, dumped or otherwise come to be located on, at, beneath or near any of the Purchased Property or any surface waters or groundwaters thereon or thereunder in material violation of any Environmental Law, or which could result in material liability pursuant to any Environmental Law. Except as disclosed on SCHEDULE 5.22 or in the Phase
I environmental assessment referred to Section 8.7, none of the Companies own or operate, and have never owned or operated, an underground storage tank containing a regulated substance, as such term is defined in Subchapter IX of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6991 et seq., or a surface impoundment, lagoon, landfill containing a Hazardous Material, electrical equipment containing PCBs in excess of 50 parts per million, or asbestos containing materials. This Section 5.22 contains the sole representations and warranties of the Sellers with respect to Environmental Laws.

         SECTION 5.23. OWNERSHIP OF PURCHASED PROPERTY BY VISTA AND ITS AFFILIATES. As of the date hereof, none of Vista nor any of its Affiliates (other than the Companies) owns or has any rights to use any of the assets, properties, Intellectual Property, rights and business, tangible and intangible, of every type and description, wherever located, used or employed in connection with the Business whether or not such assets, properties, Intellectual Property or rights and business, tangible and intangible are set forth on the balance sheet contained in SCHEDULE 5.6(d).

         SECTION 5.24. SURVIVAL. Each of the representations and warranties set forth in this Article 5 shall be deemed represented and made by the Sellers at the Closing as if made at such time and shall survive the Closing notwithstanding any investigation on the part of the Buyer for a period terminating on the second (2nd) anniversary the Closing Date, PROVIDED, HOWEVER, that the representations and warranties contained in (i) Section 5.8 and Section 10 shall survive until the expiration of the statute of limitations with respect to the matters addressed by such Sections and (ii) Section 5.22 shall survive until the seventh (7th) anniversary of the Closing Date.

         SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer hereby represents and warrants to the Sellers as follows:

         SECTION 6.1. CORPORATE ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its businesses as now conducted.

         SECTION 6.2. QUALIFICATION TO DO BUSINESS. The Buyer is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse affect on the business, operations, assets, properties, condition (financial or otherwise) or prospects of the Buyer.

         SECTION 6.3. AUTHORIZATION AND VALIDITY OF AGREEMENT. The Buyer has all requisite power and authority to enter into the Transaction Documents and to carry out its obligations thereunder. The execution and delivery of the Transaction
Documents and the performance of the Buyer's obligations thereunder have been duly authorized by all necessary corporate action by the Buyer, and no other proceedings on the part of the Buyer are necessary to authorize such execution, delivery and performance. Each of the Transaction Documents has been duly executed by the Buyer and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights generally and except for the limitations imposed by general principles of equity.

         SECTION 6.4. NO CONFLICT OR VIOLATION. The execution, delivery and performance by the Buyer of the Transaction Documents do not and will not violate or conflict with any provision of the Certificate of Incorporation and the By-laws of the Buyer and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority binding on the Buyer, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument material to the Buyer.

         SECTION 6.5.  APPROVALS AND CONSENTS.  Except (i) as set forth on
SCHEDULE 6.5, (the "BUYER REQUIRED CONSENTS") (ii) as may be required to transfer any Permits, and (iii) such consents, approvals and filings, the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby, the execution, delivery and performance of the Transaction Documents on behalf of the Buyer do not require the consent or approval of, or filing with, any government, governmental body or agency or other entity or Person.

         SECTION 6.6. FINANCING. On or prior to the Closing Date, the Buyer shall have available sufficient cash to pay the Cash Purchase Price to the Sellers.

         SECTION 7.  COVENANTS OF THE SELLERS.

         The Sellers covenant as follows:

         SECTION 7.1.  CONDUCT OF BUSINESS BEFORE THE CLOSING DATE.

         (a) Without the prior written consent of the Buyer (which in connection with clause (ii) below shall not be unreasonably withheld), between the date hereof and the Closing Date, the Sellers shall conduct the Business in the ordinary course and shall not, except as required or expressly permitted pursuant to the terms hereof:

         (i) make any material change in the conduct of the Business or enter into any transaction relating to the Business, in each case, other than in the ordinary course of business consistent with past practices;

         (ii) make any sale, assignment, transfer, abandonment or other conveyance of all of the Purchased Property or any material part thereof, except (A) transactions pursuant to existing contracts set forth in the Schedules hereto or transactions that involve the payment to the owner of such portion of the Purchased Property of less than $10,000 and (B) dispositions of inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practice;

         (iii) subject the Purchased Property, or any material part thereof, to any Lien or suffer such to exist (other than Permitted Liens and Liens relating to Fleet Facility);

         (iv) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practice;

         (v) enter into any new (or amend any existing) Plan or employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any Plan or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practice;

         (vi) commit to make, for any 30-day period, any capital expenditures in excess of $110,000 in the aggregate for such 30-day period; PROVIDED, that, consistent with the terms of Section 7.3 as such Section relates to the sharing of competitive information, the Sellers shall consult with the Buyer in good faith in connection with the planning for capital expenditures;

         (vii) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of their respective Affiliates (other than as set forth on SCHEDULE 7.1(a) hereto to effectuate the separation of the business of the Warren Pet division of the Company from the Company consistent with the financial presentation shown on SCHEDULE 5.6(b) and SCHEDULE 5.6(c) hereof);

         (viii) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP or write down the value of any inventory or write off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practice;

         (ix) settle, release or forgive any material claim or litigation or waive any right relating to the Purchased Property or Assumed Liabilities, or that would otherwise bind the Buyer;

         (x) make, enter into, modify, amend in any material respect or terminate any Contract or expenditure with respect to the Business, where such Contract, bid or expenditure is for a Contract entailing payments in excess of $50,000 (excluding renewal of existing contracts on similar terms; PROVIDED, that Sellers shall consult with the Buyer in good faith in connection with regard to such renewal); and

         (xi)  commit to do any of the foregoing.

         SECTION 7.2. CONSENTS AND APPROVALS.

         (a) The Sellers shall use their best efforts to file as soon as practicable a notification under the HSR Act in connection with the transactions contemplated by the Transaction Documents, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.

         (b) The Sellers (i) shall, at their cost and expense, use their reasonable best efforts to obtain the Required Consents; PROVIDED, that the Sellers shall not be required to pay any amounts to any third party to obtain any Required Consent, and (ii) shall diligently assist and cooperate with the Buyer in preparing and filing all documents (including, without limitation, all filings under the HSR Act) required to be submitted by the Buyer to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Buyer in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Buyer all information concerning the Sellers that counsel to the Buyer determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

         SECTION 7.3. ACCESS TO PROPERTIES AND RECORDS. The Sellers shall afford to the Buyer, and to the accountants, counsel and representatives of the Buyer, reasonable access upon reasonable advance notice during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Section 14 hereof) to all properties, books, contracts, commitments, Listed Employees and records of the Sellers relating to the Business and any Listed Employee and, during such period, shall furnish promptly to the Buyer all other information concerning the Business, its properties and its personnel as the Buyer may reasonably request; PROVIDED that no investigation or receipt of information pursuant to this Section 7.3 shall qualify any representation or warranty of the Sellers or the conditions to the obligations of the Buyer, and PROVIDED further, that the Buyer's ability to receive information pursuant to this Section 7.3 shall not include the ability to review information that in the Sellers' good faith determination relates to issues of competition between the Sellers and the Buyer. The Sellers shall also afford the Buyer reasonable access upon reasonable advance notice during normal business hours to the Business, all operations of the Business and to all Purchased Property throughout the period prior to the Closing Date; PROVIDED, that the Sellers shall not afford to the Buyer access to the operations of the Business and the Purchased Property that in the Sellers' good faith determination relate to areas of competition between the Sellers and the Buyer. The Sellers shall allow the Buyer, and the accountants, counsel and representatives of the Buyer, reasonable access to the internal Company accounting work papers and shall request the Sellers' independent accountants to provide to the Buyer and the accountants, counsel and representatives of the Buyer such independent accountants' work papers, all upon reasonable advance notice during normal business hours throughout the period prior to the Closing Date (and will provide any customary indemnification required by such accountants). The Buyer shall forward all requests for information and access pursuant to this Section 7.3 (whether oral or written) to Ken Fristad or Robert E. Altenbach; such persons shall be responsible for coordinating the Buyer's receipt of, or access to, such information.

         SECTION 7.4. NEGOTIATIONS. From and after the date hereof, neither the Sellers, any Affiliate of the Sellers, nor any of their respective officers or directors nor anyone acting on behalf of the Sellers or such persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any Person, firm, or other entity or group (other than the Buyer or its representatives) concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving the Sellers, the Business or any other transaction inconsistent with the transactions contemplated hereby.

         SECTION 7.5. FURTHER ASSURANCES. Upon the request of the Buyer at any time after the Closing Date, the Sellers shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the Buyer or its counsel may reasonably request to perfect title of the Buyer and its successors and assigns to the Purchased Property or otherwise to effectuate the purposes of the Transaction Documents.

         SECTION 7.6. BEST EFFORTS. Upon the terms and subject to the conditions of this Agreement, the Sellers will use their reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

         SECTION 7.7.  COVENANT NOT TO COMPETE.

         (a) The Sellers acknowledges that the agreements and covenants contained in this Section 7.7 are essential to protect the value of the Business being acquired by the Buyer. Therefore, the Sellers agree that for the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date (such period is hereinafter referred to as the "RESTRICTED PERIOD"), the Sellers shall not anywhere in the United States and Canada participate or engage, directly or indirectly, for themselves or on behalf of or in conjunction with any Person, whether as an employee, agent, officer, consultant, director, shareholder, partner, joint venturer, investor or otherwise, in the business of the Business; PROVIDED, HOWEVER, that the foregoing shall not prohibit the ownership by the Sellers of equity securities of a public company in an amount not to exceed 2% of the issued and outstanding shares of such company.

         (b) The Sellers agree that a monetary remedy for a breach of the agreement set forth in Section 7.7(a) hereof will be inadequate and impracticable and further agree that such a breach would cause the Buyer irreparable harm, and that the Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, the Sellers agree that the Buyer shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

         (c) If any provision of this Section 7.7 is invalid in part, it shall be curtailed, as to time, location or scope, to the minimum extent required for its validity under the laws of the United States and shall be binding and enforceable with respect to the Sellers as so curtailed.

         SECTION 7.8. NON-SOLICITATION OF EMPLOYEES. The Sellers agree, for the Restricted Period, not to make, offer, solicit or induce to enter into, any written or oral arrangement, agreement or understanding regarding employment or retention as a consultant with any person who was, on the date hereof, a full-time employee of the Business, and in each case to cause its Affiliates not to engage in any such action, without the written consent of the Buyer.

         SECTION 7.9. NOTICE TO THE BUYER. Through the Closing Date, the Sellers shall promptly give the Buyer written notice with particularity upon having Actual Knowledge (a) of any matter that may constitute a breach of any representation, warranty, agreement or covenant contained in this Agreement, or
(b) that any customer listed on SCHEDULE 5.18 or any material supplier has informed or given notice of its intent to terminate or adversely change significantly its relationship with the Business; PROVIDED, that the notice required pursuant to this Section 7.9(b) shall not require the disclosure of competitive information.

         SECTION 7.10. BULK SALES COMPLIANCE. The Buyer hereby waives compliance by the Sellers with any applicable laws relating to bulk transfers in connection with the transactions contemplated hereby. The Sellers shall indemnify the Buyer with respect to any failure to comply with such bulk transfer laws.

         SECTION 7.11. ASSIGNMENT OF CONTRACTS AND WARRANTIES. At the Closing and effective as of the Closing Date, the Sellers shall assign to the Buyer all their rights under the Contracts. Notwithstanding the foregoing, no Contract shall be assigned contrary to law or the terms of such Contract and, with respect to Contracts that cannot be assigned to the Buyer at the Closing Date, the performance obligations of the Companies, as the case may be, thereunder shall, unless not permitted by such Contract, be deemed to be subleased or subcontracted to the Buyer until such Contract has been assigned. Sellers shall
(i) use their commercially reasonable efforts to obtain all necessary consents,
(ii) cooperate with the Buyer in any arrangement designed to provide to the Buyer the benefits (including the exercise of rights) under any such Contracts, including enforcement for the benefit of the Buyer (and at the Buyer's expense) of any and all rights of Sellers against a third party thereto arising out of the breach or cancellation by such third party or otherwise, (iii) hold all monies paid thereunder in trust for the account of the Buyer and (iv) remit all such money without set-off of any kind whatsoever to the Buyer as promptly as possible.

         Section 7.12. SURVEYS. At least ten (10) days prior to Closing, the Buyer shall have received an as-built survey or surveys (the "SURVEYS") of all of the Owned Real Property (and buildings and improvements thereon), prepared by a surveyor, engineer or surveying or engineering firm selected by the Buyer and licensed in the state or states in which the surveyed property is located in accordance with the Minimum Standard Detail Requirements for ALTA/ASCM Land Title Surveys adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992 which shall be certified to the Title

Insurance Company, the Buyers, any mortgagee of the Buyer and such other parties as the Buyer may designate, (which certification shall be in the form previously delivered to Sellers by Buyer's counsel or shall otherwise be in form reasonably satisfactory to the Buyer and any mortgagee of the Buyer) and sufficient to induce the Title Insurance Company to issue a final title policy pursuant to the Title Commitment with respect to the Owned Real Property, and which Surveys shall show that (i) all facilities used and owned by the Sellers in the Business as now conducted at that location are located within the Owned Real Property described in the Title Commitment and (ii) all public utilities necessary or convenient to the full use, occupancy, disposition and enjoyment of the Owned Real Property are located in the public right-of-way abutting the Owned Real Property and all such utilities are connected so as to serve the Owned Real Property without passing over other property or are within easements acceptable to Buyer.

         Section 7.13. TITLE AFFIDAVITS. The Buyer and the Sellers shall each execute and deliver to the Title Insurance Company any and all title affidavits and indemnities customarily delivered by a purchaser or seller, as the case may reasonably be, required by the Title Insurance Company to issue, at the Buyer's cost and expense, a title insurance policy or title insurance policies in form and substance satisfactory to Buyer, together with any endorsements or affirmative insurance required by Buyer, for all Owned Real Property.

         Section 7.14. CHANGE OF NAME. As soon as practicable after the Closing Date, the Sellers shall take all action necessary to change the corporation name of American Consumer Products, Inc. and PMI, Inc. to a name that is not (and that is not confusingly similar to) American Consumer Products, Inc. and PMI, Inc., it being the intent of the parties hereto that from and after the Closing Date, the Buyer will have the sole and exclusive right as against the Sellers and all other Persons to conduct business under such names and that the Buyer may commence doing so at time of the Closing.

         Section 7.15. REVIEW OF CONTRACTS. As soon as practicable after the date of this Agreement and prior to the Closing Date, the Sellers and the Buyer shall review all Contracts listed on SCHEDULE 5.15 that relate to products or services that are used in the Sellers' operations other than the Business to allocate between the Buyer and the Sellers, in good faith and in a manner consistent with past practice and the income statements included in the Financial Statements, the liabilities associated with such Contract based upon the usage of such Contract in the Business and thereby identify the benefits and liabilities that shall be deemed to be Assumed Liabilities under this Agreement. The Sellers and the Buyer shall thereafter make any necessary amendment or modification to this Agreement or the Schedules hereto, pursuant to the terms of
Section 15.8 hereof, to reflect such allocation.

         SECTION 8.  COVENANTS OF THE BUYER.

         SECTION 8.1. ACTIONS BEFORE CLOSING DATE. The Buyer shall use its best efforts to file as soon as practicable a notification under the HSR Act in connection with the transactions contemplated by the Transaction Documents, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters. The Buyer shall use its best efforts to perform and satisfy all conditions to Closing to be performed or satisfied by the Buyer under this Agreement as soon as possible, but in no event later than the Closing Date.

         SECTION 8.2. CONSENTS AND APPROVALS. The Buyer shall use its reasonable best efforts to obtain all Buyer Required Consents; PROVIDED, that the Buyer shall not be required to pay any amounts to any third party to obtain any Buyer Required Consent.

         SECTION 8.3. BEST EFFORTS. Upon the terms and subject to the conditions of this Agreement, the Buyer will use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

         SECTION 8.4.  COVENANT NOT TO COMPETE.

         (a) The Buyer acknowledges that the Purchased Property includes certain assets (for example, certain business records and other proprietary information) that relate in part to the businesses of the Companies other than the Business, and that the agreements and covenants contained in this Section
8.4 are essential to protect the value of the portions of the Sellers business (including the Warren Pet division of the Company) that are not being acquired by the Buyer. Therefore, the Buyer agrees that for the Restricted Period, the Buyer and its Affiliates (other than Warburg, Pincus Investors, L.P. and its portfolio companies), shall not anywhere in the United States or Canada participate or engage, directly or indirectly, for themselves or on behalf of or in conjunction with any Person, whether as an employee, agent, officer, consultant, director, shareholder, partner, joint venturer, investor or otherwise, in the business of the manufacture and distribution of chains, leads, collars, tie-outs, dishes, rawhide products and pet toys conducted by the Warren Pet division of the Company as of the Closing Date and the manufacture and distribution of gloves, balloons, industrial footwear, rainwear and industrial protection equipment conducted by Boss Manufacturing Company conducted as of the Closing Date; PROVIDED, HOWEVER, that the foregoing shall not prohibit the ownership by the Buyer of equity securities of a public company in an amount not to exceed 2% of the issued and outstanding shares of such company and shall not prohibit the Buyer's current business as it relates to pet tags and pet tags-related cross-promotional or marketing activities with pet care manufacturers and distributors.

         (b) The Buyer agrees that a monetary remedy for a breach of the agreement set forth in Section 8.4(a) hereof will be inadequate and impracticable and further agree that such a breach would cause the Companies irreparable harm, and that the Companies shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, the Buyer agrees that the Companies shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

         (c) If any provision of this Section 8.4 is invalid in part, it shall be curtailed, as to time, location or scope, to the minimum extent required for its validity under the laws of the United States and shall be binding and enforceable with respect to the Buyer as so curtailed.

         SECTION 8.5. NON-SOLICITATION OF EMPLOYEES. The Buyer agrees, for the Restricted Period, not to make, offer, solicit or induce to enter into, any written or oral arrangement, agreement or understanding regarding employment or retention as a consultant with any person who was, on the date hereof, a full-time employee of Boss Manufacturing Company or the Warren Pet division of the Company, other than Transferred Employees, and in each case to cause its Affiliates not to engage in any such action, without the written consent of the Sellers.

         Section 8.6. NOTICE OF BREACH. Through the Closing Date, the Buyer shall promptly give the Sellers written notice with particularity upon having Actual Knowledge of any matter that may constitute a breach of any representation, warranty, covenant or agreement contained in this Agreement.

         SECTION 8.7. ENVIRONMENTAL STUDIES. Prior to the date hereof, the Buyer has completed, at its expense, a Phase I environmental assessment of the Owned Real Property. As a result of the recommendation of consultant performing such Phase I environmental assessment, within thirty (30) calendar days after the Closing Date, or at such other time as reasonably agreed to by the Sellers and the Buyer, the Buyer shall direct the consultant, at the Buyer's cost and expense, to perform a Phase II environmental assessment, which may include, without limitation, sampling and analysis of soil, water and air at the subject properties, but shall be limited in scope reasonably necessary to determine whether any liability exists arising from the conditions as to which recommendations for further study were made in the Phase I environmental assessment. Prior to the submission of a written report by the consultant, such consultant shall consult with the Buyer and the Sellers regarding the results of the Phase II environmental assessment. Upon completion of the Phase II environmental assessment, the consultant shall provide the Buyer with a written report which estimates the cost of remediating, mitigating or curing any adverse conditions or violations of Environmental Laws discovered ("ENVIRONMENTAL COSTS"). Within thirty (30) days after the delivery of the written report that describes the result of the Phase II environmental assessment, the Sellers shall have the option to repurchase the Owned Real Property at a purchase price of $4,000,000; PROVIDED, HOWEVER, that the Sellers shall, at the time of such repurchase, enter into a triple net lease with the Buyer of the Owned Real Property consistent with historical practices as reflected in the income statement portion of the Financial Statements; and PROVIDED FURTHER, that the Sellers shall indemnify the Buyer against any and all liability arising under Environmental Law from its ownership of the Owned Real Property.

         SECTION 8.8. CONFIDENTIAL INFORMATION. The Buyer will not, pursuant to its rights under SECTION 7.3 hereof, request any information that in the Buyer's good faith determination relates to issues of competition between the Buyer and the Sellers.

         SECTION 8.9. CONTACT WITH CERTAIN THIRD PARTIES. Through the Closing Date, neither the Buyer nor any of its Affiliates shall, without the prior written consent of the Sellers, initiate or respond to any communication or inquiry from the Union or any members or representatives of the Union; PROVIDED, that the Buyer is permitted to respond to a request by the Union to confirm that the Buyer has agreed to be bound by the terms of the CBA as provided in Article XXI of the CBA.

         SECTION 9.  EMPLOYEES AND EMPLOYEE PLANS.

         SECTION 9.1.  OFFERS OF EMPLOYMENT.

         (a) No less than 30 days prior to the Closing Date, the Sellers shall, upon consultation with the Buyer, provide the Buyer with a complete and accurate list of all individuals whose services are performed primarily for the Business as of the date hereof and whose terms and conditions of employment are not covered by a collective bargaining agreement ("LISTED EMPLOYEES"), along with their current salary or wage rate, job title, date of hire and work location. The Buyer shall offer to hire, effective as of the Closing Date, each Listed Employee who is actively employed by Sellers on the Closing Date. All employment offers required to be made by the Buyer shall be made, subject to Closing, not less than five Business Days prior to the Closing Date and shall be at a salary not less than that provided by the Sellers to such Employee as of the date hereto. Unless a Listed Employee declines to accept such offer, each such Listed Employee shall be deemed to have accepted such offer of employment, shall be referred to herein as a "TRANSFERRED EMPLOYEE" and shall become an employee of the Buyer as of the Closing Date. The Sellers acknowledge and agree that, commencing with the signing of this Agreement, neither the Sellers nor any of their Affiliates, representatives or agents will make any employment or reassignment offers to any Listed Employee until the Buyer has had an opportunity to hire all such Listed Employees to whom an offer of employment is required.

         (b) TERMINATION OF NON-LISTED EMPLOYEES. The Sellers shall retain liabilities and obligations with respect to severance or other compensation or benefit payments (including, without limitation, unemployment insurance premiums, severance liabilities and liabilities under the Workers Adjustment and Retraining Notification Act ("WARN")) and all related costs arising out of the termination of employees of any Seller who are not Listed Employees or who decline the Buyer's offer of employment.

         SECTION 9.2.  EMPLOYEE BENEFITS.

         (a) SEVERANCE. The Buyer agrees to pay any severance and related costs arising under any employee benefit plan, policy or arrangement maintained by the Buyer, which costs arise as a result of the termination of any Transferred Employee, and, in the case of Transferred Employees terminated within one year of the Closing Date, the amount of severance due under the applicable severance plan of the Buyer shall not be less than the amount that would have been due upon termination of employment from the Sellers, had such termination met the conditions for entitlement to benefits under the Buyer's severance plan. A copy of the Companies' severance policy is attached as
SCHEDULE 9.2, and, if no formal written policy exists, the Buyer's obligation under this SECTION 9.2 shall be subject to verification of the severance benefits paid to the Companies' employees who terminated within the two-year period prior to the Closing Date. In no event shall the Buyer have any obligation to pay severance benefits to any Transferred Employee whose employment with the Buyer is terminated, if such employee was not covered by any severance plan, policy or arrangement maintained by the Sellers prior to the date hereof.

         (b) SICK LEAVE; VACATION. Except as otherwise provided in the following sentence, with respect to any accrued but unused vacation time and sick leave to which any Transferred Employee is entitled pursuant to the vacation and sick leave policy applicable to such employee immediately prior to the Closing Date, the Buyer shall allow such employee to utilize such accrued vacation time and sick leave; PROVIDED, HOWEVER, that if the Buyer deems it necessary to disallow such employee from taking such accrued time off or the employment of such employee terminates for any reason prior to the time such time off can be utilized, the Buyer shall be liable for and pay in cash to each such employee an amount equal to salary or wages in respect of such accrued time off; and FURTHER PROVIDED that the Buyer shall in all events pay or provide to the Transferred Employees their accrued but unused vacation time not later than the date prescribed by applicable law. The Buyer shall have no liability pursuant to the preceding sentence except to the extent that accrued but unused vacation and sick leave (i) was reflected on the December Balance Sheet or the Closing Balance Sheet, (ii) was due in accordance with written policies established by the Sellers on or prior to December 28, 1996, and (iii) but for the Closing, could have been carried over in accordance with the terms of such policies notwithstanding the failure to have used such accrued leave prior to the Closing Date.

         (c) BENEFIT PLANS.

         (i) MEDICAL AND DENTAL PLANS. Effective as of the Closing Date, the Buyer shall provide Transferred Employees with medical and dental benefits substantially equivalent to those the Seller provides to similarly situated employees of the Seller as of the Closing Date. For purposes of providing medical and dental coverage to the Transferred Employees, the Buyer shall consider service for the Companies prior to the Closing Date as service toward satisfying any waiting period, eligibility period, or preexisting condition limitation under the Buyer's medical and dental plans. In addition, the Buyer shall credit all payments made by the Transferred Employees toward deductible limits under the Companies' medical and dental plans for the plan year which includes the Closing Date, as if such payments had been made for similar purposes under the Buyer's medical and dental plans during the plan year which includes the Closing Date, with respect to Transferred Employees.

         (ii) 401(k) PLAN. Effective as of the Closing Date, the Buyer shall maintain a 401(k) plan (the "BUYER'S 401(k) PLAN") in which Transferred Employees will be eligible to participate. The Buyer's 401(k) Plan shall be substantially equivalent to the 401(k) Profit Sharing Retirement Plan maintained by the Sellers immediately prior to the Closing Date, PROVIDED, HOWEVER, that the investment options available under the Buyer's 401(k) Plan shall be selected by the Buyer in its sole discretion and eligibility to participate in the Buyer's 401(k) plan shall be limited to Transferred Employees who are eligible to participate in the 401(k) Profit Sharing Retirement Plan maintained by the Sellers immediately prior to the Closing Date.

         (iii) OTHER INSURED WELFARE PLANS. Effective as of the Closing Date, the Buyer shall maintain the following plans in which Transferred Employees shall be eligible to participate: a life and accidental death and dismemberment insurance plan, a long term disability insurance plan, a short-term disability insurance plan, a travel accident insurance plan, a prescription drug insurance plan and a pre-tax premium plan. The Buyer shall implement such plans on a basis so that they provide substantially equivalent coverage with respect to claims arising after the Closing Date to the coverage provided under the equivalent Buyer's plans on the date of this Agreement; PROVIDED, HOWEVER, that eligibility to participate in any such Buyer's plans shall be limited to Transferred Employees who are eligible to participate in comparable plans maintained by the Sellers immediately prior to the Closing Date.

         SECTION 9.3. RIGHTS. Nothing herein expressed or implied shall confer upon any Transferred Employee or other employee or former employee of the Sellers or legal representatives thereof, any rights or remedies, including, without limitation, right to employment or continued employment for any specified period, under or by reason of this Agreement.

         SECTION 9.4. COLLECTIVE BARGAINING. Buyer agrees (i) to assume as of the Closing Date all of the rights and obligations of the Company under its Collective Bargaining Agreement (the "CBA") with the International Brotherhood of Teamsters, Local 507 (the "UNION"), effective as of December 1, 1994 and (ii) to hire on the Closing Date all employees who are covered by the CBA. To the Sellers' Actual Knowledge, the Buyer's sole obligation with respect to the Cleveland Bakers and Teamsters Pension Fund shall be to make the contributions required to be made after the Closing Date pursuant to Article XVII of the CBA. To the Sellers' Actual Knowledge, the Buyer shall have no liability for any withdrawal liability asserted by such Fund in connection with any events occurring prior to the Closing Date or in connection with the purchase and sale of the Purchased Property.

         SECTION 10.  TAXES.

         The parties hereto hereby covenant and agree as follows:

         SECTION 10.1. ALLOCATION OF PURCHASE PRICE AND PURCHASE PRICE ALLOCATION FORMS. The Buyer shall, as promptly as practicable after the Closing Date, submit to the Sellers a statement of the Buyer's allocation of the Purchase Price to the different items of Purchased Property (the "ALLOCATION STATEMENT"). The Allocation Statement shall be, subject to further adjustment on the basis of the Post-Closing Adjustment pursuant to Section 3.3 hereof, binding and conclusive upon the parties hereto, unless the Sellers object in writing to any item or items shown on the Allocation Statement within ten Business Days after delivery thereof to the Sellers. If the Buyer and the Sellers shall be unable to resolve any dispute with regard to the Allocation Statement within ten Business Days after delivery of the Sellers' written objections, the matter or matters in dispute shall be submitted (at the expense of the Buyer) to an independent accountant selected by the Buyer and the Sellers. The decision of such accountant shall be conclusive and binding upon the Buyer and the Seller.

         Promptly after the Closing Date (but not before a resolution of all disputes, if any, with regard to the Allocation Statement and the Post Closing Adjustment Statement), the Buyer's Accountant shall prepare, in consultation with the Sellers or the Sellers' Accountant, those statements or forms (including Form 8594 if available) required by Section 1060 of the Code and the Treasury regulations promulgated thereunder with respect to the allocation of the Purchase Price. Such statements or forms shall be prepared consistently with the allocation of Purchase Price. Such statements or forms shall be filed by the parties on their respective federal income tax returns as required by
Section 1060 of the Code and the Treasury regulations promulgated thereunder and each party shall provide the other party with a copy of such statement or form as filed.

         SECTION 10.2. INDEMNIFICATION PAYMENTS. Any indemnification payments made pursuant to Section 11.1 shall constitute a purchase price adjustment for Tax purposes.

         SECTION 10.3. PRORATION OF REAL AND PERSONAL PROPERTY TAXES. Real and personal property Taxes and assessments on the Purchased Property shall be prorated between the Buyer and the Sellers as of the Closing Date. All such prorations shall be allocated so that items relating to time periods ending on or prior to the Closing Date shall be allocated to the Sellers and items relating to time periods beginning after the Closing Date shall be allocated to the Buyer; PROVIDED, HOWEVER, that the parties shall allocate any real property Tax in accordance with Section 164(d) of the Code. The amount of all such prorations shall be settled and paid on the Closing Date, provided that final payments with respect to prorations that are not able to be calculated as of the Closing Date shall be calculated and paid as soon as practicable thereafter.

         SECTION  11.  INDEMNIFICATION AND ARBITRATION.

         SECTION 11.1. INDEMNIFICATION BY THE SELLERS. Notwithstanding the Closing or the delivery of the Purchased Property and regardless of any investigation at any time made by or on behalf of the Buyer or of any knowledge or information that the Buyer may have, the Sellers shall, jointly and severally, indemnify and fully defend, save and hold the Buyer, any Affiliate of the Buyer and its directors, officers and employees (the "BUYER INDEMNITEES"), harmless if any Buyer Indemnitee shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees and expenses of investigation incurred by the Buyer Indemnitees in any action or proceeding between the Sellers and the Buyer Indemnitees or between the Buyer Indemnitees and any third party or otherwise), deficiency, interest, penalty, impositions, assessments or fines (collectively, "BUYER LOSSES") arising out of or resulting from, or shall pay or become obliged to pay any sum on account of, any and all the Sellers' Events of Breach. As used herein, "SELLERS' EVENT OF BREACH" shall be and mean any one or more of the following:

         (a) any untruth or inaccuracy in any representation of the Sellers or the breach of any warranty of the Sellers contained in the Transaction Documents;

         (b) any failure of the Sellers duly to perform or observe any term, provision, covenant, agreement contained herein or in the Transaction Documents on the part of the Sellers to be performed or observed;

         (c) any claim or cause of action by any party against any Buyer Indemnitee, with respect to the Excluded Liabilities or the Retained Assets;

         (d) any claim or cause of action pursuant to Environmental Laws arising out of acts, omissions or conditions first occurring or in existence as of or prior to the Closing Date, including, but not limited to, liabilities for the release, handling discharge, treatment, disposal, arrangement for the disposal or presence of Hazardous Materials first occurring or in existence as of or prior to the Closing Date;

         (e)  any Environmental Costs;

PROVIDED, HOWEVER, that the Sellers shall have no obligation to make any payment under Section 11.1(a) hereof with respect to any representation or warranty until all Buyer Indemnitees have suffered Buyer Losses by reason of all such claims exceeds One Hundred Fifty Thousand Dollars ($150,000), it being understood that once such $150,000 amount is exceeded, only such Buyer Losses in excess of such $150,000 shall be payable jointly and severally by the Sellers on demand by the Buyer. Notwithstanding anything contained in this Agreement to the contrary, to the extent the Sellers have paid to the Buyer in respect of aggregate Buyer Losses of $14,000,000, the Sellers will have no obligation to indemnify the Buyer from and against any further Buyer Losses in excess of $14,000,000.

         SECTION 11.2. PROCEDURES FOR INDEMNIFICATION BY THE SELLERS. If with respect to a third party a Sellers' Event of Breach occurs or is alleged and a Buyer Indemnitee asserts that the Sellers have become obligated to such Buyer Indemnitee pursuant to Section 11.1 hereof, or if any suit, action, investigation, claim or proceeding (a "PROCEEDING") is begun, made or instituted by a third party as a result of which the Sellers may become obligated to a Buyer Indemnitee hereunder, such Buyer Indemnitee shall give written notice to the Sellers. The Sellers agree to defend, contest or otherwise protect the Buyer Indemnitee against any Proceeding at their sole cost and expense. The Buyer Indemnitee shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Buyer Indemnitee's choice and shall in any event cooperate with and assist the Sellers to the extent reasonably possible. If the Sellers fail timely to defend, contest or otherwise protect against such Proceeding, the Buyer Indemnitee shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Buyer Indemnitee shall be entitled to recover the entire cost thereof from the Seller, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such Proceeding, and the Sellers shall be bound by any determination made in such Proceeding or any compromise or settlement effected by the Buyer. If the Sellers assume the defense of any Proceeding, (a) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification, (b) no compromise or settlement of such claims may be effected by the Sellers without the Buyer Indemnitee's consent unless (i) there is no finding or admission of any violation of federal, state, local, municipal, foreign, international, multinational or other administrative order, law, ordinance, principal of common law, regulation, statute or treaty or any violation of the rights of any Person and no effect on any other claims that may be made against the Buyer Indemnitee and (ii) the sole relief provided is monetary damages that are paid in full by the Sellers; and (c) the Buyer Indemnitee will have no liability with respect to any compromise or settlement of such claims effected without its consent.

         SECTION 11.3. INDEMNIFICATION BY THE BUYER. Notwithstanding the Closing or the delivery of the Purchased Property, the Buyer shall indemnify and agree to fully defend, save and hold the Sellers, any Affiliate of the Sellers, and their directors, officers and employees (the "SELLER INDEMNITEES"), harmless if any Seller Indemnitee shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees and expenses of investigation incurred by the Seller Indemnitees in any action or proceeding between the Buyer and the Seller Indemnitees or between the Seller Indemnitees and any third party or otherwise), deficiency, interest, penalty, impositions, assessments or fines (collectively, "SELLER LOSSES") arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any and all the Buyer Events of Breach. As used herein, "BUYER EVENTS OF BREACH" shall be and mean any one or more of the following:

         (a) any untruth or inaccuracy in any representation of the Buyer or the breach of any warranty of the Buyer contained in the Transaction Documents;

         (b) any failure of the Buyer duly to perform or observe any term, provision, covenant, agreement or condition contained herein or in the Transaction Documents on the part of the Buyer to be performed or observed;

         (c) any claim or cause of action by any party arising after the Closing Date against any Seller Indemnitee with respect to the Assumed Liabilities,

         (d) any claim or cause of action pursuant to Environmental Laws arising out of acts or omissions first occurring after the Closing Date, including, but not limited to, liabilities for the releasing, handling, discharge, treatment, disposal or arrangement for disposal of Hazardous Materials generated after the Closing Date;

         (e) any claim or cause of action by any third party arising after the Closing Date against any Seller Indemnitee with respect to the actions by the Buyer as the Sellers' attorney-in-fact as contemplated by the provisions of Section 2.3 hereof.

         SECTION 11.4. PROCEDURES FOR INDEMNIFICATION BY THE BUYER. If with respect to a third party a Buyer Event of Breach occurs or is alleged and a Seller Indemnitee asserts that the Buyer has become obligated to such Seller Indemnitee pursuant to Section 11.3 hereof, or if any Proceeding is begun, made or instituted by a third party as a result of which the Buyer may become obligated to a Seller Indemnitee hereunder, such Seller Indemnitee shall give written notice to the Buyer. The Buyer agrees to defend, contest or otherwise protect the Seller Indemnitee against any Proceeding at its sole cost and expense. The Seller Indemnitee shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Seller Indemnitee's choice and shall in any event cooperate with and assist the Buyer to the extent reasonably possible. If the Buyer fails timely to defend, contest or otherwise protect against such Proceeding, the Seller Indemnitee shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Seller

Indemnitee shall be entitled to recover the entire cost thereof from the Buyer, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such Proceeding, and the Buyer shall be bound by any determination made in such Proceeding or any compromise or settlement effected by the Sellers. If the Buyer assumes the defense of any Proceeding, (a) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification, (b) no compromise or settlement of such claims may be effected by the Buyer without the Seller Indemnitee's consent unless (i) there is no finding or admission of any violation of federal, state, local, municipal, foreign, international, multinational or other administrative order, law, ordinance, principal of common law, regulation, statute or treaty or any violation of the rights of any Person and no effect on any other claims that may be made against the Seller Indemnitee and (ii) the sole relief provided is monetary damages that are paid in full by the Sellers; and (c) the Seller Indemnitee will have no liability with respect to any compromise or settlement of such claims effected without its consent.

         SECTION 11.5. SUCCESSORS AND ASSIGNS. All of the rights and obligations of the Sellers and the Buyer pursuant to this Section 11 shall survive any sale, assignment or other transfer by the Buyer of title to or interest in any of the Purchased Property or any part thereof and shall apply to and bind each and every successor and assign of the Buyer to any of the Purchased Property.

         SECTION 11.6.  ARBITRATION.

         (a) The Buyer and the Sellers agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of this Agreement (the "DISPUTES"). Nothing in this Section 11.6 shall prohibit either Buyer or the Sellers from instituting litigation to enforce any Final Determination (as defined below). The parties hereby agree and acknowledge that, except as otherwise provided in this Section 11.6 or in the Comprehensive Arbitration Rules and Procedures or Streamlined Arbitration Rules and Procedures, as the case may be, of JAMS/Endispute as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to applicable New York law.

         (b) In the event that either the Buyer or the Sellers assert that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten Business Days after such delivery of such notice, the party delivering such notice of Dispute (the "DISPUTING PERSON") may, within 45 Business Days after delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "NOTICE OF ARBITRATION"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Comprehensive Arbitration Rules and Procedures or Streamlined Arbitration Rules and

Procedures, as the case may be, of JAMS/Endispute in effect from time to time to be included therein, if any.

         (c) The Buyer and the Sellers each shall select one arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as the "BUYER'S ARBITRATOR" and the "SELLERS' ARBITRATOR," respectively). In the event that either party fails to select an arbitrator as set forth herein within 20 calendar days from the delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. The Sellers' Arbitrator and the Buyer's Arbitrator shall select a third independent, neutral arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 11.6. If the Sellers' Arbitrator and the Buyer's Arbitrator are unable to agree on a third arbitrator within 20 calendar days after their selection, the Sellers' Arbitrator and the Buyer's Arbitrator shall each prepare a list of three independent arbitrators. The Sellers' Arbitrator and the Buyer's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within seven calendar days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by the Sellers' Arbitrator and the Buyer's Arbitrator.

         (d) The arbitrator(s) selected pursuant to Section 11.6(c) above will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if the Buyer submits a claim for $1,000 and if the Sellers contest only $500 of the amount claimed by the Buyer, and if the arbitrator(s) ultimately resolves the dispute by awarding the Buyer $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (that is, 300 divided by 500) to the Sellers and 40% (that is, 200 divided by 500) to the Buyer.

         (e) The arbitration shall be conducted in New York, New York under the Comprehensive Arbitration Rules and Procedures or Streamlined Arbitration Rules and Procedures, as the case may be, of JAMS/Endispute as in effect from time to time, except as modified by the agreement of all of the parties to this Agreement. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "FINAL DETERMINATION") is made or rendered as soon as practicable, but in no event later than 90 Business Days after the delivery of the Notice of Arbitration nor later than 10 calendar days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

         (f) The Buyer and the Sellers may enforce any Final Determination in any state or federal court located in New York, New York. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

         (g)  Any party required to make a payment pursuant to this Section
11.6 shall pay the party entitled to receive such payment within ten calendar days of the delivery of the Final Determination to such responsible party.
If any party shall fail to pay the amount of any damages, if any, assessed against it within such ten calendar day period, the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) the prime rate of interest published by the Board of Governors of the Federal Reserve System as the "BANK PRIME LOAN" rate, in effect from time to time (which rate shall be adjusted on the effective date of each change in such prime rate) plus 2.00% and (ii) the maximum rate permitted by applicable usury laws. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year consisting of twelve 30-day months and shall be payable on demand. In addition, such party shall promptly reimburse the other party for any and all costs and expenses of any nature or kind whatsoever (including but not limited to all attorney's fees) incurred in seeking to collect such damages or to enforce any Final Determination.

         SECTION 12. CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions contemplated by the Transaction Documents are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Sellers in their sole discretion:

         SECTION 12.1. REPRESENTATIONS AND WARRANTIES OF THE BUYER. All representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by the Buyer on and as of such date, and the Seller shall have received a certificate dated the Closing Date and signed by a duly authorized representative of the Buyer to that effect.

         SECTION 12.2. PERFORMANCE OF THE OBLIGATIONS OF THE BUYER.   The
Buyer shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date, and the Sellers shall have received a certificate dated the Closing Date and signed by a duly authorized representative of the Buyer to that effect.

         SECTION 12.3. CONSENTS AND APPROVALS. All Buyer Required Consents shall have been duly obtained and shall be in full force and effect on the Closing Date.

         SECTION 12.4. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares any of the Transaction Documents invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect.

         SECTION 12.5. OPINION OF COUNSEL. The Seller shall have received a favorable opinion, dated as of the Closing Date, from Willkie Farr & Gallagher, special counsel to the Buyer, in form and substance reasonably satisfactory to the Sellers and their counsel substantially to the effect as set forth on Exhibit D hereto.

         SECTION 12.6. SERVICING AGREEMENT; LOCK BOX AGREEMENT; L/C PROCEDURES AGREEMENT. The Buyer shall have executed and delivered to the Sellers the Servicing Agreement, the Lock Box Agreement and the L/C Procedures Agreement, and the Buyer and the Sellers shall have entered into a mutually acceptable escrow agreement with respect thereto.

         Section 12.7. BUYER CLOSING DOCUMENTS. The Buyer shall have delivered to the Sellers the following documents:

         (a) a copy of the resolutions duly adopted by the Buyer's Board of Directors authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, as in effect as of the Closing Date, certified by an officer of the Buyer;

         (b) a certificate (dated not less than 5 Business Days prior to the Closing Date) of the Secretary of State of the jurisdiction of the Buyer's incorporation as to the good standing of the Buyer in such jurisdiction;

         (c) all instruments that are necessary or desirable to effect the assumption by Buyer of the Assumed Liabilities; and

         (d) such other documents relating to the transactions contemplated by the Transaction Documents to be consummated at the Closing as the Sellers shall reasonably request.

All corporate and other proceedings or actions taken or required to be taken by the Buyer in connection with the transactions contemplated by Transaction Documents, and all documents incident thereto, must be reasonably satisfactory in form and substance to the Sellers and their legal counsel.

         SECTION 13. CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer to consummate the transactions contemplated by the Transaction Documents are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Buyer in its sole discretion:

         SECTION 13.1. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. All representations and warranties made by the Sellers in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by the Sellers on and as of such date, and the Buyer shall have received a certificate dated the Closing Date and signed by a duly authorized officer of each of the Sellers to that effect.

         SECTION 13.2. PERFORMANCE OF THE OBLIGATIONS OF THE SELLERS. The Sellers shall have performed in all material respects all obligations required under this Agreement to be performed by them on or before the Closing Date, and the Buyer shall have received a certificate dated the Closing Date and signed by a duly authorized officer of each of the Companies and Vista to that effect.

         SECTION 13.3. CONSENTS AND APPROVALS. All Required Consents shall have been duly obtained and shall be in full force and effect on the Closing Date.

         SECTION 13.4. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares any of the Transaction Documents invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect.

         SECTION 13.5. [Reserved]

         SECTION 13.6. OPINIONS OF COUNSEL. The Buyer shall have received a favorable opinion, dated as of the Closing Date, (i) from Robert E. Altenbach, Esq., General Counsel to the Seller and Weil, Gotshal & Manges LLP, counsel to the Sellers, in form and substance reasonably satisfactory to the Buyer and its counsel, substantially in the form of Exhibits E-1 and E-2, respectively, hereto and (ii) from local counsel in Minnesota regarding PMI, in form and substance reasonably satisfactory to Buyer and its counsel.

         SECTION 13.7. SERVICING AGREEMENT; LOCK BOX AGREEMENT; L/C PROCEDURES AGREEMENT. Each of the Sellers shall have executed and delivered to the Buyer the Servicing Agreement, the Lock Box Agreement and the L/C Procedures Agreement, and the Buyer and the Sellers shall have entered into a mutually acceptable escrow agreement with respect thereto.

         SECTION 13.8. LETTERS OF CREDIT. The Buyer shall have received the Letters of Credit in form and substance reasonably satisfactory to the Buyer.

         SECTION 13.9. STATE TAXES. The Buyer shall have received any and all clearance certificates or similar documents that may be required by any state Tax authority in order to relieve the Buyer of any obligation to withhold any portion of the Purchase Price; provided that the Buyer has applied for such certificates or documents in a timely manner. The Sellers shall provide reasonable assistance to the Buyer in obtaining appropriate certificates or documents and shall provide to the Buyer a list of the states in which the Business is conducted.

         SECTION 13.10. AGREEMENTS NOT TO COMPETE. The Sellers shall have assigned to the Buyer, in form satisfactory to the Buyer and its counsel, the agreements not to compete with the Sellers executed by Stephen W. Cole and Richard F. Bern.

         SECTION 13.11. FLEET FACILITY LIENS. All Liens on the Purchased Property relating to the Fleet Facility shall have been terminated.

         SECTION 13.12. SELLERS CLOSING ITEMS. The Sellers shall have delivered to the Buyer the following documents:

         (a) with respect to each of the Sellers, a copy of the resolutions duly adopted by each Seller's Board of Directors and stockholders authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, as in effect as of the Closing Date, certified by an officer of each such Seller;

         (b) a certificate (dated not less than 5 Business Days prior to the Closing Date) of the Secretary of State of the jurisdiction of each Seller's incorporation as to the good standing of such Seller in such jurisdiction;

         (c)  the Files and Records forming a part of the Purchased Property;

         (d) such bills of sale, special warranty deeds, assignments of leases and all other instruments of conveyance that are necessary to effect the purchase and sale of the Purchased Property;

         (e) copies of the Required Consents;

         (f) an affidavit of the Sellers in accordance with Section 1445 of the Code and such documentation as shall be required to comply with the reporting requirements of Section 1099-S of the Code;

         (g) a termination agreement, duly executed and acknowledged by the Company and Real Estate Co., in recordable form and otherwise in form reasonably satisfactory to the Buyer, of that certain Sublease Agreement, dated as of February 24, 1988, between 31100 Solon Road, Inc. and the Company, as amended by First Amendment to Sublease, dated as of August 31, 1989, between 31100 Solon Road, Inc. and the Company, as further described in that certain Memorandum of Sublease and Option to Purchase by and between 31100 Solon Road, Inc. and American Consumer Products, Inc., dated as of February 24, 1988, and that certain First Amendment to Memorandum of Sublease and Option to Purchase by and between 31100 Solon Road, Inc. and American Consumer Products, Inc., dated as of August 31, 1989, and as assigned by Assignment and Assumption of Sublease by and between 31100 Solon Road, Inc. and the Company, dated as of October 18, 1996;

         (h) evidence satisfactory to the Buyer of the separation of the Lock Box Accounts from the bank account designated as Fleet Capital Corporation, National City Bank, Cleveland, OH, Account No. 2128280 or such other account that the proceeds of the Lock Box Accounts shall be deposited on or prior to the Closing Date;

         (i) such other documents relating to the transactions contemplated by the Transaction Documents as the Buyer reasonably requests.

         SECTION 13.13. SURVEY. The Buyer shall have received Surveys in accordance with the provisions of Section 7.12 hereof.

         SECTION 13.14. LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Sellers under the provisions of the Transaction Documents, and all other actions and proceedings required to be taken by or on behalf of the Sellers in furtherance of the transactions contemplated hereby and thereby, shall be reasonably satisfactory in form and substance to counsel for the Buyer.

         SECTION 14.  TERMINATION.

         SECTION 14.1. CONDITIONS OF TERMINATION. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Closing (a) by mutual consent of the Sellers and the Buyer,
(b) by the Sellers if the conditions set forth in Section 12 hereof are not satisfied or waived by the Closing Date, (c) by the Buyer if the conditions set forth in Section 13 hereof are not satisfied or waived by the Closing Date or (d) by either party hereto if the Closing shall not have occurred on or prior the date that is one-hundred twenty (120) days from the date of this Agreement.

         SECTION 14.2. EFFECT OF TERMINATION. Each party's right of termination under Section 14.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 14.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 15.1 and
15.4 will survive; PROVIDED, HOWEVER, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

         SECTION 15.  MISCELLANEOUS.

         SECTION 15.1.  CONFIDENTIALITY.

         (a) From the date of this Agreement through the Restricted Period, the Buyer and the Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of the Buyer and the Sellers to maintain in confidence, and not use to the detriment of another party any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by the Transaction Documents, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by the Transaction Documents, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

         (b) If the transactions contemplated by the Transaction Documents are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

         (c) No competitive information with regard to Boss Manufacturing Company or the Warren Pet division of the Company will be shared with Warburg, Pincus Investors, L.P. or any of its portfolio companies.

         SECTION 15.2. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect, PROVIDED, that the Buyer may assign its rights hereunder to a wholly owned subsidiary of the Buyer or any party providing financing in connection with the transactions contemplated hereby, and, PROVIDED FURTHER, that no such assignment shall reduce or otherwise vitiate any of the obligations of the Buyers or the Sellers, as the case may be, hereunder. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

         SECTION 15.3. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THE PARTIES HERETO IRREVOCABLY ELECT AS THE SOLE JUDICIAL FORUM FOR THE ADJUDICATION OF ANY MATTERS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, AND CONSENT TO THE JURISDICTION OF, THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK, NEW YORK.

         SECTION 15.4. EXPENSES. Except as otherwise provided herein, each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any legal and accounting fees, whether or not the transactions contemplated hereby are consummated. The Buyer and the Sellers shall each pay one-half of the cost of the Surveys, Title Commitment, all state and local sales, transfer, excise, value-added or other similar taxes, and all recording and filing fees that may be imposed by reason of the sale, transfer, assignment and delivery of the Purchased Property, the initial filing fees under the HSR Act as well as all fees, costs and expenses (including, without limitation, all attorneys' fees, costs and expenses of the issuing bank, but not the fees and expenses of Sellers' counsel with respect thereto) incurred in connection with the establishment, maintenance and renewal of the Letters of Credit. The Sellers agree to accept appropriate re-sale certificates, bulk sale documents or similar exception certificates and provide reasonable assistance in complying with applicable transfer taxes.

         SECTION 15.5. SURVIVAL OF COVENANTS AND AGREEMENTS. All covenants and agreements contained in this Agreement shall survive in accordance with their terms.

         SECTION 15.6. BROKER'S AND FINDER'S FEES. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by the Transaction Documents based on any arrangement made by or on behalf of any of the parties hereto. Each party indemnifies the other for any costs or damages incurred by the other party as a result of any such claim.

         SECTION 15.7. SEVERABILITY. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

         SECTION 15.8. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the U.S. Postal Service or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

         If to the Sellers:

                   VISTA 2000, INC.
                   736 John Ferry Road
                   Building C275
                   Atlanta, Georgia 30062
                   Attention:  Robert E. Altenbach
                   Telecopy:  (770) 977-7673

         Copy to:

                   Weil, Gotshal & Manges LLP
                   767 Fifth Avenue
                   New York, New York 10153
                   Attention:  Dennis J. Block, Esq.
                   Telecopy:  (212) 310-8007

         If to the Buyer:

                   AXXESS TECHNOLOGIES, INC.
                   1555 West 10th Place
                   Tempe, Arizona 85281-5243
                   Attention:  Stephen W. Miller
                   Telecopy:  (602) 731-6974

         Copy to:
                   Willkie Farr & Gallagher
                   One Citicorp Center
                   153 East 53rd Street
                   New York, New York 10022
                   Attention:  Steven J. Gartner, Esq.
                   Telecopy:  (212) 821-8111

Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

         SECTION 15.9. AMENDMENTS; WAIVERS. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         SECTION 15.10. PUBLIC ANNOUNCEMENTS. The parties agree that after the signing of this Agreement, neither party shall make any press release or public announcement concerning the transactions contemplated by the Transaction Documents without the prior written approval of the other parties unless a press release or public announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the nondisclosing parties prior notice and an opportunity to comment on the proposed disclosure.

         SECTION 15.11. ENTIRE AGREEMENT. This Agreement, the Transaction Documents and the Exhibits hereto and thereto contain the entire understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written (other than the Confidentiality Agreement through the date hereof), with regard to such transactions. All schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

         SECTION 15.12. PARTIES IN INTEREST. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Sellers, and the Buyer and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to the Sellers or the Buyer. No provision of this Agreement shall give any third persons any right of subrogation or action over or against the Sellers or the Buyer.

         SECTION 15.13. SCHEDULED DISCLOSURES. Disclosure of any matter, fact or circumstance in a Schedule to this Agreement shall not be deemed to be disclosure thereof for purposes of any other Schedule hereto.

         SECTION 15.14. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         SECTION 15.15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                              [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                             AMERICAN CONSUMER PRODUCTS, INC.

                             By:  \s\ ROBERT E. ALTENBACH
                                ----------------------------------
                             Name:   Robert E. Altenbach
                             Title:  Secretary


                             VISTA 2000, INC.

                             By:  \s\ ROBERT E. ALTENBACH
                                ----------------------------------
                             Name:   Robert E. Altenbach
                             Title:  Secretary


                             ACPI REAL ESTATE, INC.

                             By:  \s\ ROBERT E. ALTENBACH
                                ----------------------------------
                             Name:   Robert E. Altenbach
                             Title:  Secretary


                             PMI, INC.

                             By:  \s\ ROBERT E. ALTENBACH
                                ----------------------------------
                             Name:   Robert E. Altenbach
                             Title:  Secretary


                             AXXESS TECHNOLOGIES, INC.

                             By: \s\ STEPHEN W. MILLER
                                ----------------------------------
                             Name:  Stephen W. Miller
                             Title:  Chairman of the Board and Chief
                                       Executive Officer

               EXHIBIT D - FORM OF OPINION OF WILLKIE FARR & GALLAGHER

         (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to enter into the Transaction Documents that are contracts or agreements and to carry out its obligations thereunder. The execution and delivery of the Transaction Documents that are contracts or agreements and the performance of the Buyer's obligations thereunder have been duly authorized by all necessary corporate action by the Board of Directors of the Buyer, and no other corporate proceedings on the part of the Buyer are necessary to authorize such execution, delivery and performance. The Transaction Documents that are contracts or agreements have been duly executed by the Buyer.

         (b) The execution, delivery and performance by the Buyer of the Transaction Documents do not and will not violate or conflict with any provision of the charter documents or by-laws of the Buyer.

         (c) No order, consent, permit or approval of any federal, Delaware or New York authority is required on the part of the Buyer for the execution and delivery by the Buyer of the Transaction Documents to which the Buyer is a party that are contracts or agreements and the consummation of the transactions contemplated thereby, except such as have been obtained and except such counsel need express no opinion as to the federal securities laws.

         (d) The Transaction Documents that are contracts or agreements constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms, except that no opinion is given with respect to the non-competition provision of the Asset Purchase Agreement, and except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforceability of creditors' rights generally and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought.

         In rendering such opinion, such counsel may rely upon certificates of public officials and, as to matters of fact, upon certificates of officers of the Buyer or its Affiliates, and such counsel may assume that the Transaction Documents have been duly authorized, executed and delivered by the Sellers and are enforceable against the Sellers in accordance with their terms.

                 EXHIBIT E-1 - FORM OF OPINION OF ROBERT E. ALTENBACH

         (a) Each of the Sellers (exclusive of PMI) is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation, and have all requisite corporate power and authority to own their properties and assets and to conduct their respective business as now conducted.

         (b) The Sellers (exclusive of PMI) have the corporate power and authority to enter into the Transaction Documents and to carry out their respective obligations thereunder. The execution and delivery of the Transaction Documents and the performance of the Sellers' obligations thereunder (exclusive of PMI) have been duly authorized by all necessary corporate action by the Board of Directors and stockholders of each Seller (exclusive of PMI), and no other corporate proceedings on the part of each Seller (exclusive of PMI) are necessary to authorize such execution, delivery and performance. The Transaction Documents have been duly executed by the Sellers (exclusive of PMI).

         (c) The execution, delivery and performance by each of the Sellers of the Transaction Documents do not and will not violate or conflict with any provision of the respective charter documents or By-laws of such Seller and does not and will not violate any provision of violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract set forth on Schedule 5.15 of the Asset Purchase Agreement.

         (d) No order, consent, permit or approval of any federal or Delaware authority is required on the part of the Sellers for the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, except such as have been obtained and except no opinion is given with regard to federal securities laws.

         In rendering such opinion, such counsel may rely upon certificates of public officials, upon opinions of local counsel and, as to matters of fact, upon certificates of officers of the Seller or its Affiliates, and such counsel may assume that the Transaction Documents have been duly authorized, executed and delivered by the Buyer.

              EXHIBIT E-2 - FORM OF OPINION OF WEIL, GOTSHAL AND MANGES

         The Transaction Documents that are contracts or agreements constitute the legal, valid and binding obligation of the Sellers, enforceable against each Seller in accordance with their terms, except that no opinion is given with respect to the non-competition provision of the Asset Purchase Agreement, and except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforceability of creditors' rights generally and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought.

         No order, consent, permit or approval of any New York authority is required on the part of the Sellers for the execution and delivery of the Transaction Documents that are contracts or agreements and the consummation of the transactions contemplated thereby, except such as have been obtained.

In rendering such opinion, such counsel may rely upon certificates of public officials, upon opinions of Minnesota local counsel and of Robert E. Altenbach, Esq. and, as to matters of fact, upon certificates of officers of the Seller or its Affiliates, and such counsel may assume that the Transaction Documents have been duly authorized, executed and delivered by the Buyer.

NOTE: NOT EXHIBIT TO APA --- TO BE DELIVERED BY MINNESOTA COUNSEL:

         (a) PMI is a corporation duly organized, validly existing and in good standing under the laws of Minnesota, and has all requisite corporate power and authority to own their properties and assets and to conduct its business as now conducted.

         (b) The execution, delivery and performance by PMI of the Transaction Documents do not and will not violate or conflict with any provision of its charter documents or By-laws and does not and will not violate any provision of Minnesota law.

         (c) No order, consent, permit or approval of any Minnesota authority is required on the part of PMI for the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, except such as have been obtained and except no opinion is given with respect to federal securities laws.

In rendering such opinion, such counsel may rely upon certificates of public officials, upon opinions of local counsel and, as to matters of fact, upon certificates of officers of the Seller or its Affiliates, and such counsel may assume that the Transaction Documents have been duly authorized, executed and delivered by the Buyer.